ISDA®
International Swaps and Derivatives Association, Inc.

2002 MASTER AGREEMENT

dated as of .............M....a..y....1..8..,..2..0...2..1.................................

Citibank, N.A.    RACR-FS, LLC
.................................................................................... and .....................................................................................

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this 2002 Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this “Master Agreement”.

Accordingly, the parties agree as follows:-

1.Interpretation

(a)Definitions. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b)Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c)Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.Obligations

(a)General Conditions.

(i)Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

Copyright © 2002 by International Swaps and Derivatives Association, Inc.

(iii)Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
(2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

(b)Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)Netting of Payments. If on any date amounts would otherwise be payable:-

(i)in the same currency; and

(ii)in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that “Multiple Transaction Payment Netting” applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)Deduction or Withholding for Tax.

(i)Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:-

(1)promptly notify the other party (“Y”) of such requirement;

(2)pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

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(4)if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

(A)the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)Liability. If:-

(1)X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)X does not so deduct or withhold; and

(3)a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

3.Representations

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any “Additional Representation” is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

(a)Basic Representations.

(i)Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

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(iii)No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)Absence of Litigation. There is not pending or, to its knowledge, threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(g)No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4.Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a)Furnish Specified Information. It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:-

(i)any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)any other documents specified in the Schedule or any Confirmation; and

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(iii)upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)Comply With Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.Events of Default and Termination Events

(a)Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an “Event of Default”) with respect to such party:-

(i)Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

(ii)Breach of Agreement; Repudiation of Agreement.

(1)Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

(2)the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any

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Transaction evidenced by such a Confirmation (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iii)Credit Support Default.

(1)Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iv)Misrepresentation. A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)Default Under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

(l)    defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(2)defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

(3)defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

(4)disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

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(vi)Cross-Default. If “Cross-Default” is specified in the Schedule as applying to the party, the occurrence or existence of:-

(l)    a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

(2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

(vii)Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

(l) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or
(B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (l) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

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(viii)Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:-

(l) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:-

(i)Illegality. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):-

(1)for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

(ii)Force Majeure Event. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:-

(1)the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or

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impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

(2)such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

(iii)Tax Event. Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date
(A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iv)Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

(v)Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, “X”) and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). A “Designated Event” with respect to X means that:-

(1)X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the

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date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

(2)any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

(3)X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of (A) preferred stock or other securities convertible into or exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

(vi)Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)Hierarchy of Events.

(i)An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

(ii)Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

(iii)If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

(d)Deferral of Payments and Deliveries During Waiting Period. If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:-

(i)the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

(ii)if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

(e)Inability of Head or Home Office to Perform Obligations of Branch. If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party’s head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or

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compliance with the relevant provision by the Affected Party’s head or home office and (iv) the Affected Party’s head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party’s head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1).

6.Early Termination; Close-Out Netting

(a)Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)Right to Terminate Following Termination Event.

(i)Notice. If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

(ii)Transfer to Avoid Termination Event. If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)Two Affected Parties. If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under Section 6(b)(i) to avoid that Termination Event.

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(iv)Right to Terminate.

(1)If:-

(A)a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(B)a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non- affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(2)If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:-

(A)Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

(B)An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

(c)Effect of Designation.

(i)If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

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(d)Calculations; Payment Date.

(i)Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (l) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations),
(2) specifying (except where there are two Affected Parties) any Early Termination Amount payable and
(3) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

(ii)Payment Date. An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

(e)Payments on Early Termination. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the “Early Termination Amount”) will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

(i)Events of Default. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non- defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less
(2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

(ii)Termination Events. If the Early Termination Date results from a Termination Event:-

(1)One Affected Party. Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

(2)Two Affected Parties. Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party “X”) and the lower amount so determined (by party “Y”) and
(II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

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(3)Mid-Market Events. If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:-

(A)if obtaining quotations from one or more third parties (or from any of the Determining Party’s Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

(B)in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.

(iii)Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)Adjustment for Illegality or Force Majeure Event. The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and
(2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

(v)Pre-Estimate. The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

(f)Set-Off. Any Early Termination Amount payable to one party (the “Payee”) by the other party (the “Payer”), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non- affected Party, as the case may be (“X”) (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts (“Other Amounts”) payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

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If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7.Transfer

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a)a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8.Contractual Currency

(a)Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using

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commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

(c)Separate Indemnities. To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.Miscellaneous

(a)Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

(b)Amendments. An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

(c)Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)Counterparts and Confirmations.

(i)This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

(ii)The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

(f)No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

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(h)Interest and Compensation.

(i)Prior to Early Termination. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:-

(1)Interest on Defaulted Payments. If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or
(C) below), at the Default Rate.

(2)Compensation for Defaulted Deliveries. If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

(3)Interest on Deferred Payments. If:-

(A)a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

(B)a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

(C)a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event

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continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.

(4)Compensation for Deferred Deliveries. If:-

(A)a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

(B)a delivery is deferred pursuant to Section 5(d); or

(C)a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

(ii)Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:-

(1)Unpaid Amounts. For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

(2)Interest on Early Termination Amounts. If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

(iii)Interest Calculation. Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

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10.Offices; Multibranch Parties

(a)If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

(b)If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

(c)The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11.Expenses

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of- pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.Notices

(a)Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:-

(i)if in writing and delivered in person or by courier, on the date it is delivered;

(ii)if sent by telex, on the date the recipient’s answerback is received;

(iii)if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

(v)if sent by electronic messaging system, on the date it is received; or

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(vi)if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

(b)Change of Details. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13.Governing Law and Jurisdiction

(a)Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:-

(i)submits:-

(1)if this Agreement is expressed to be governed by English law, to (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

(2)if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

(ii)waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

(iii)agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

(c)Service of Process. Each party irrevocably appoints the Process Agent, if any, specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or 12(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

(d)Waiver of Immunities. Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

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14.Definitions

As used in this Agreement:-

“Additional Representation” has the meaning specified in Section 3. “Additional Termination Event” has the meaning specified in Section 5(b). “Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Agreement” has the meaning specified in Section 1(c).

“Applicable Close-out Rate” means:-

(a)in respect of the determination of an Unpaid Amount:-

(i)in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(ii)in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

(iii)in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

(iv)in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

(b)in respect of an Early Termination Amount:-

(i)for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable:-

(1)if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

(2)if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

(3)in all other cases, the Applicable Deferral Rate; and

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(ii)for the period from (and including) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable to (but excluding) the date of actual payment:-

(1)if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

(2)if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

(3)if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

(4)in all other cases, the Termination Rate.

“Applicable Deferral Rate” means:-

(a)for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

(b)for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

(c)for purposes of Section 9(h)(i)(3)(C) and clauses (a)(iv), (b)(i)(3) and (b)(ii)(1) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

“Automatic Early Termination” has the meaning specified in Section 6(a).

“Burdened Party” has the meaning specified in Section 5(b)(iv).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in

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Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out- of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:-

(i)quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii)information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii)information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or
(iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:-

(1)application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

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(2)application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

“Confirmation” has the meaning specified in the preamble.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Contractual Currency” has the meaning specified in Section 8(a).

“Convention Court” means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Cross-Default” means the event specified in Section 5(a)(vi).

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a). “Designated Event” has the meaning specified in Section 5(b)(v). “Determining Party” means the party determining a Close-out Amount. “Early Termination Amount” has the meaning specified in Section 6(e).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“electronic messages” does not include e-mails but does include documents expressed in markup languages, and
“electronic messaging system” will be construed accordingly.

“English law” means the law of England and Wales, and “English” will be construed accordingly. “Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule. “Force Majeure Event” has the meaning specified in Section 5(b).
“General Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

“Illegality” has the meaning specified in Section 5(b).

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“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and “unlawful” will be construed accordingly.

“Local Business Day” means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

“Local Delivery Day” means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

“Master Agreement” has the meaning specified in the preamble.

“Merger Without Assumption” means the event specified in Section 5(a)(viii). “Multiple Transaction Payment Netting” has the meaning specified in Section 2(c). “Non-affected Party” means, so long as there is only one Affected Party, the other party.
“Non-default Rate” means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Other Amounts” has the meaning specified in Section 6(f).

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“Payee” has the meaning specified in Section 6(f).

“Payer” has the meaning specified in Section 6(f).

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Proceedings” has the meaning specified in Section 13(b).

“Process Agent” has the meaning specified in the Schedule.

“rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Schedule” has the meaning specified in the preamble.

“Scheduled Settlement Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and
(c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Stamp Tax Jurisdiction” has the meaning specified in Section 4(e).

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“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means, with respect to any Early Termination Date, (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

“Termination Currency” means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Threshold Amount” means the amount, if any, specified as such in the Schedule.

“Transaction” has the meaning specified in the preamble.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other

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compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(1) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

“Waiting Period” means:-

(a)in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b)in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Citibank, N.A.		RACR-FS, LLC
(Name of Party)		(Name of Party)

By:	/s/ Daniel Whitney	By:	/s/ Nathan DeBacker
Name:	Daniel Whitney	Name:	Nathan DeBacker
Title:	Vice President	Title:	Chief Financial Officer
Date:	5/18/2021	Date:	5/18/2021

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EXECUTION COPY
SCHEDULE

to the

ISDA 2002 Master Agreement dated as of May 18, 2021 between
CITIBANK, N.A.,
a national banking association organized under the laws of the United States ("Party A")

and

RACR-FS, LLC
a limited liability company formed under the laws of the State of Delaware ("Party B")

Part 1 Termination Provisions

In this Agreement:

(a)"Specified Entity" means:

(i)in relation to Party A, for the purpose of Section 5(a)(v) of this Agreement, Citigroup Global Markets Limited, Citigroup Global Markets Inc., Citigroup Global Markets Commercial Corp., Citicorp Securities Services, Inc., Citibank Europe PLC, Citigroup Global Markets Deutschland AG, Citigroup Energy Inc., Citibank Japan Ltd., Citibank Canada, Citigroup Energy Canada ULC and Citigroup Financial Products Inc. (individually a "Section 5(a)(v) Affiliate"), and for all other purposes not applicable; and

(ii)in relation to Party B, for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(v) of this Agreement, CIM Real Assets & Credit Fund, a statutory trust formed under the laws of the State of Delaware (the ''Party B Investor'').

(b)"Specified Transaction" will have the meaning specified in Section 14 of this Agreement. For purposes of clause (c) of such definition, Specified Transaction includes any securities options, margin loans, short sales, and any other similar transaction now existing or hereafter entered into between Party A or any Section 5(a)(v) Affiliate, on the one hand, and Party B or any Specified Entity of Party B, on the other hand.

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(c)The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.

For purposes of Section 5(a)(vi), the following provisions apply:

"Specified Indebtedness" shall have the meaning set forth in Section 14 of this Agreement; provided that Specified Indebtedness shall not include deposits received in the course of a party's ordinary banking business.

"Threshold Amount" means

(i)with respect to Party A, 2% of the stockholders' equity of Party A; and
(ii)with respect to Party B, USD100,000;
(iii)with respect to the Party B Investor, the lesser of USD10,000,000 and 2% of the Net Asset Value of the Party B Investor,

including the U.S. Dollar equivalent on the date of any default, event of default or other similar condition or event of any obligation stated in any other currency.

For purposes of the above, "stockholders' equity" shall be determined by reference to the relevant party's most recent consolidated (quarterly, in the case of a U.S. organized party) balance sheet and shall include, in the case of a U.S. organized party, legal capital, paid-in capital, retained earnings and cumulative translation adjustments. Such balance sheet shall be prepared in accordance with accounting principles that are generally accepted in such party's country of organization.

For purposes of the above, (A) "Net Asset Value" of the Party B Investor means as of any date the Total Assets of the Party B Investor minus the Total Liabilities of the Party B Investor, in each case as of such date, (B) "Total Assets" means, at any date, all assets of the Party B Investor which in accordance with generally accepted accounting principles would be classified as assets upon a balance sheet of the Party B Investor prepared as of such date,
(C) "Total Liabilities" means, at any date, all liabilities of the Party B Investor which in accordance with generally accepted accounting principles would be classified as liabilities upon a balance sheet of the Party B Investor prepared as of such date and (D) Net Asset Value shall be determined by reference to the most recent NAV and Performance Statement (as defined in Part 3) delivered to Party A.

(d)The "Credit Event Upon Merger" provisions of Section 5(b)(v) of this Agreement will apply to Party A and will apply to Party B.

(e)The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B; provided, however, that with respect to a party, where the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5), (6) or to the extent analogous thereto, (8) is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply to such party.

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(f)"Termination Currency" means United States Dollars.

(g)"Additional Termination Event": The following shall constitute Additional Termination Events with respect to Party B (and Party B will be the sole Affected Party, and all Transactions will be Affected Transactions, with respect to each such Additional Termination Event):

(1)Without Party A's prior written consent, (x) Party B changes its jurisdiction of organization and/or organizational form from a limited liability company formed under the laws of the State of Delaware or (y) any amendment, supplement or other modification is made to any of the constitutional documents of Party B, in each case, to the extent such change, amendment, supplement or other modification has, or could reasonably be expected to have, a Material Adverse Effect.

(2)Without Party A's prior written consent, (x) the Party B Investor changes its jurisdiction of organization and/or organizational form from a statutory trust formed under the laws of the State of Delaware or (y) any amendment, supplement or other modification is made to any of the constitutional documents of the Party B Investor, in each case, to the extent such change, amendment, supplement or other modification has, or could reasonably be expected to have, a Material Adverse Effect.

(3)The Party B Investor fails to be the sole owner, beneficially and of record, of all of the equity ownership interests (other than nominal shares not representing any participation in the profits of Party B) issued by Party B.

(4)OFS Capital Management, LLC, or any successor thereto acceptable to Party A in its sole discretion, fails to be a sub-adviser (the "Sub-Adviser") to the investment adviser to the Party B Investor, with investment responsibility for credit and credit-related assets (including total return swaps on such assets) as well as investments in commercial-backed mortgage securities held by Party B.

(5)Party B incurs, assumes or otherwise becomes liable in respect of any Specified Indebtedness (other than any Specified Indebtedness arising under any Transaction hereunder).

(6)Party B shall be a party to any transaction of the type described in the definition of "Specified Transaction", whether or not entered into with Party A or any Section 5(a)(v) Affiliate of Party A, other than a Transaction hereunder.

(7)The Net Asset Value of the Party B Investor (i) falls below USD 30,000,000 (the "Net Asset Value Termination Level"), or (ii) declines (exclusive of redemptions and withdrawals) by 25 percent or more in any calendar month.

(8)There occurs any material change to or departure from a fundamental policy of Party B which relates to Party B’s performance of its obligations under the Agreement without the prior consent of Party A (which consent shall not be unreasonably withheld).

(9)Party B violates Section 18 of the Investment Company Act of 1940, as amended (the "1940 Act").

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(10)Party B shall dissolve or liquidate.

As used herein:

"Material Adverse Effect" means a material adverse effect on (a) the ability of Party B or any Credit Support Provider of Party B to perform any of its payment or delivery obligations under this Agreement or any Credit Support Document to which Party B or any Credit Support Provider of Party B is a party, (b) the rights of or benefits available to Party A under this Agreement or any Credit Support Document to which Party B or any Credit Support Provider of Party B is a party, (c) the authority of the Party B Investor to act as Party B's agent in entering into and confirming Transactions and in receiving notices to Party B under this Agreement or
(d) whether any Transaction shall be consistent with the then-current and applicable investment policies, trading strategies and/or restrictions of Party B or the Party B Investor.

"Net Asset Value" of the Party B Investor means as of any date the Total Assets of the Party B Investor minus the Total Liabilities of the Party B Investor, in each case as of such date. "Total Assets" means, at any date, all assets of the Party B Investor which in accordance with generally accepted accounting principles would be classified as assets upon a balance sheet of the Party B Investor prepared as of such date. "Total Liabilities" means, at any date, all liabilities of the Party B Investor which in accordance with generally accepted accounting principles would be classified as liabilities upon a balance sheet of the Party B Investor prepared as of such date and
(D) Net Asset Value shall be determined by reference to the most recent NAV and Performance Statement (as defined in Part 3) delivered to Party A.

Part 2
Tax Representations
(a)Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on
(i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or documents under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

The following representations will apply to Party A:

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It is a national banking association organized under the laws of the United States, and its U.S. taxpayer identification number is 13-5266470.

It is "exempt" within the meaning of Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

The following representations will apply to Party B:

It is a disregarded entity of a United States person (within the meaning of Section 7701(a)(30) of the Code) (the "Owner") for U.S. Federal income tax purposes, and the U.S. taxpayer identification number of the Owner is 83-3579026. The Owner is "exempt" within the meaning of Treasury Regulation Sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

The Owner is a regulated investment company for U.S. Federal income tax purposes.

Part 3
Agreement to Deliver Documents
For the purpose of Section 4(a) of this Agreement:

I.Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to Be delivered
Party A	A fully completed and duly executed IRS Form W-9 (or any successor form) (together with any required attachments) with respect to Party A	Upon execution and delivery of this Agreement; and promptly upon learning that any form previously provided by such party has become obsolete or incorrect.
Party B	A fully completed and duly executed IRS Form W-9 (or any successor form) (together with any required attachments) with respect to Party B	Upon execution and delivery of this Agreement; and promptly upon learning that any form previously provided by such party has become obsolete or incorrect.

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II.Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to Be delivered	Covered by Section 3(d)
Party A and Party B	Evidence reasonably
satisfactory to the other
party of the (i) authority
of such party to enter into
this Agreement and any
Transactions and (ii) the
authority and genuine
signature of the individual
signing this Agreement on
behalf of such party to
	execute the same.	Upon execution and delivery of this Agreement and, if requested by the other party, as soon as practicable after execution of any Confirmation of any other Transaction.	Yes
Party B	The annual report of the
Party B Investor
containing audited
consolidated financial
statements prepared in
accordance with
accounting principles that
are generally accepted in
the United States of
America and certified by
independent certified
public accountants for
each fiscal year.	As soon as available and in any event within 120 days (or as soon as practicable after becoming publicly available) after the end of each of Party B investor's fiscal years.	Yes; provided that
the phrase "is, as of
the date of the
information, true,
accurate and
complete in every
material respect" in
Section 3(d) shall be
deleted and the
phrase "fairly
presents, in all
material respects, the
financial condition
and results of
operations as of their
respective dates and
for the respective
periods covered
thereby" shall be
inserted in lieu
thereof

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Party B	The unaudited
consolidated financial
statements, the
consolidated balance sheet
and related statements of
income of the Party B
Investor for each of the
first three fiscal quarters
of each fiscal year
prepared in accordance
with accounting principles
that are generally accepted
in the United States of
America.	As soon as available and in any event within 60 days (or as soon as practicable after becoming publicly available) after the end of each of Party B investor's fiscal quarters	Yes; provided that
the phrase "is, as of
the date of the
information, true,
accurate and
complete in every
material respect" in
Section 3(d) shall be
deleted and the
phrase "fairly
presents, in all
material respects, the
financial condition
and results of
operations as of their
respective dates and
for the respective
periods covered
thereby" shall be
inserted in lieu
thereof
Party B	Certified copies of (a) the constitutional documents of Party B and (b) the Sub-Advisory Agreement dated as of February 28, 2020 between the investment advisor to Party B Investor and the Sub-Adviser.	Upon execution and delivery of this Agreement and as soon as practicable after any material amendment, supplement or other modification of any thereof.	Yes
Party A and Party B	A duly executed copy of each of the Credit Support Documents specified in Part 4(f) of this Schedule.	Upon execution and delivery of this Agreement.	No
Party B	A statement including a calculation of Party B Investor's Net Asset Value and Performance as of the end of each calendar month (the "NAV and Performance Statement").	No later than two Business Days after the same is made available by or on behalf of Party B Investor to any direct or indirect investors in the Party B Investor.	Yes
Party B	Such other documents that may be reasonably requested by Party A from time to time.	As soon as practicable following receipt of the written request by Party A.	Yes

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Part 4 Miscellaneous
(a)Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:        Capital Markets Documentation Unit 388 Greenwich Street, 17th Floor New York, New York 10013
Attention:    Director Derivatives Operations
Facsimile No.: (212) 816-5550 (For all purposes)
Address for notices or communications to Party B:
Address:    RACR-FS, LLC
c/o CIM Group
4700 Wilshire Boulevard Los Angeles, CA 90010

Attention: David Thompson, Steve Altebrando, Nate DeBacker Email: RACR_TRS@cimgroup.com
(b)Process Agent. For the purpose of Section 13(c) of this Agreement: Party A appoints as its Process Agent: Not Applicable
Party B appoints as its Process Agent: Not Applicable

(c)Offices. The provisions of Section 10(a) will apply to this Agreement.
(d)Multibranch Party. For the purpose of Section 10(b) of this Agreement:
Party A is a Multibranch Party and may enter into a Transaction through any of the following offices: New York, London, Singapore and Sydney.
Party B is not a Multibranch Party.

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(e)Calculation Agent. The Calculation Agent will be Party A unless otherwise specified in a Confirmation in reference to the relevant Transaction.

(f)Credit Support Document.

(i)In relation to Party A, the Credit Support Annex dated as of the date hereof and attached hereto between the parties hereto; and

(ii)In relation to Party B, the Credit Support Annex dated as of the date hereof and attached hereto between the parties hereto and the Account Control Agreement dated as of the date hereof, between Party A, Party B and Citibank, N.A., acting through its Agency & Trust Division.

(g)Credit Support Provider.

(i)In relation to Party A, none; and

(ii)In relation to Party B, none.

(h)Governing Law. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

(i)Jurisdiction. Section 13(b)(i) of this Agreement is hereby amended by deleting in line 2 of paragraph 2 the word "non-" and by deleting paragraph (iii) thereof. The following shall be added at the end of Section 13(b): "Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction."

(j)"Affiliate" will have the meaning specified in Section 14 of this Agreement.

(k)Absence of Litigation. For the purpose of Section 3(c), "Specified Entity" means in relation to Party A, none, and in relation to Party B, each Specified Entity referred to in Part 1 of this Schedule.

(l)No Agency. The provisions of Section 3(g) will apply to this Agreement.

(m)Additional Representation will apply. Section 3(a) of this Agreement is hereby amended by the deletion of "and" at the end of Section 3(a)(iv); the substitution of a semi-colon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi) to (viii), as follows:

"(vi) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)No Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into

9

that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(2)Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(3)Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(vii)Eligible Contract Participant. At the time of each Transaction entered into under this Agreement, each of Party A and Party B represents to the other that it is an eligible contract participant as defined in Section 1a(18) of the U.S. Commodity Exchange Act ("CEA") and any regulations of the Securities and Exchange Commission applicable to such definition in the context of security-based swaps (an "ECP").

(viii)ERISA. The assets that are used in connection with the execution, delivery and performance of this Agreement and the Transactions entered into pursuant hereto are not (i) the assets of an “employee benefit plan” (within the meaning of Section 3(3)) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other plan subject to Title I of ERISA, (ii) a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets include “plan assets” by reason of Department of Labor regulation section 2510.3-101 (as modified by Section 3(42) of ERISA), or (iv) a governmental plan that is subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code."

(n)"Netting of Payments" Either party may notify the other in writing, not less than one Local Business Day in advance of one or more Scheduled Payment Dates, that with regard to payments due on that date, Multiple Transaction Payment Netting will apply; provided that no such notice shall be required with respect to any Transaction if the related Confirmation expressly provides that Multiple Transaction Payment Netting will apply. Except to the extent that such advance written notice shall have been given or as is specified in a related Confirmation, subparagraph Multiple Transaction Payment Netting will not apply for purposes of Section 2(c) of this Agreement.

Part 5 Other Provisions

(a)Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

(b)Severability. Except as otherwise provided in Sections 5(b)(i) or 5(b)(ii) in the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal, or

10

unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c)Netting. In the event that any Terminated Transaction cannot be aggregated and netted against all other Terminated Transactions under Section 6(e) of this Agreement, such excluded Terminated Transactions shall be aggregated and netted amongst themselves to the fullest extent permitted by law.

(d)Escrow Payments. If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case the deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by the irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. on the date it is deposited for any reason other than the intended recipients' failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(e)Recording of Conversations. Each party hereto consents to the recording of its telephone conversations relating to this Agreement or any potential Transaction.

(f)2002 Master Agreement Protocol. The parties agree that the definitions and provisions contained in Annexes 1 to 16 and Section 6 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on 15th July 2003 are incorporated into and apply to this Agreement.

(g)Additional Party B Representations. Section 3 of this Agreement is hereby amended by the addition of the following representations (which shall be made solely by Party B to Party A):

(h)Compliance with Investment Policies. The execution, delivery, and performance by Party B of this Agreement and each Confirmation does not conflict with or violate the investment policies, trading strategies and/or restrictions of Party B or the Party B Investor as set forth in the offering and/or organizational documents, in each case as in effect from time to time, of Party B or the Party B investor, as the case may be.

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(i)Party B Investor . The Party B Investor, in its capacity as sole member of Party B, is duly authorized to enter into and confirm Transactions on behalf of Party B and receive notices to Party B under this Agreement.

(j)Obligations Pari Passu. The obligations of Party B to Party A under this Agreement rank at least pari passu with all other senior unsecured indebtedness of Party B.

Party B covenants that (i) it will not take any action during the term of any Transaction that would render any of the representations and warranties in this Part 5(g) untrue and (ii) it will take all necessary action during the term of each Transaction to cause such representations and warranties to continue at all times to be true.

(k)Party B Investor Representations. The following representations shall be made by the Party B Investor in accordance with Section 3 of the Agreement as if the Party B Investor was a party to this Agreement:

"(i) Party B Investor Representations. The Party B Investor represents and warrants to Party A (x) that it is duly authorized to enter into and confirm Transactions and receive notices on behalf of Party B under this Agreement, and (y) that any Transaction shall be entered into in accordance with the applicable investment policies, trading strategies and/or restrictions of Party B as are then in effect.

(ii) No Investment Advice from Party A. The Party B Investor represents and agrees that no advice given by Party A or its Affiliates shall form a primary basis for any decision by or on behalf of the Party B Investor relating to any Transaction under or in connection with this Agreement, that neither Party A nor any of its Affiliates is or shall be a fiduciary or advisor with respect to Party B or the Party B Investor and that no amounts paid or to be paid to Party A or its Affiliates are attributable to any advice provided by Party A or its Affiliates."

(l)Additional Party B Covenant. For purposes of Section 4 of this Agreement, the following shall be added immediately following paragraph (e) thereof:

"(f) Notification Requirements. Party B shall notify Party A in writing as soon as practicable upon the occurrence of any of the following: (i) a responsible officer of Party B or the Party B Investor obtains actual knowledge of any Additional Termination Event in relation to Party B, (ii) the entry by Party B or the Party B Investor into an agreement that would result in the merger, change in control or reorganization of Party B or the Party B Investor;
(iii)responsible officer of Party B or the Party B Investor obtains actual knowledge of the commencement of litigation or regulatory action against Party B, its investment adviser or the Sub-Adviser that has, or would reasonably be expected to have, a Material Adverse Effect; or
(iv)the independent public accountant of Party B or the Party B Investor resigns, is dismissed, or issues a report on its financial statements that contains an adverse opinion or disclaimer of opinion, or issues an opinion that is qualified or modified as to uncertainty, audit scope or audit principles."

(m)Confirmation Procedures. Except as otherwise expressly provided in a Confirmation with respect to a Transaction, for each Transaction that Party A and Party B enter hereunder, Party A shall promptly send to Party B a Confirmation setting forth the terms of such Transaction. Party B shall

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promptly execute and return the Confirmation to Party A or request correction of any error. Failure of Party B to respond shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation and acceptance of such terms.

(n)Recourse Limited to Party B. Notwithstanding anything to the contrary contained in the Agreement, the Schedule or any Confirmation or other document issued or delivered in connection with any Transaction entered into under this Agreement, (i) any amounts owed or liabilities incurred by Party B hereunder or in respect of any Transaction entered into under this Agreement, shall be satisfied solely from the assets of Party B and (ii) no recourse, whether by set-off or otherwise, shall be had to the assets of the Party B Investor or any of the Affiliates of Party B or any director, officer or employee or partner of Party B, the Party B Investor or any of the Affiliates of Party B, except that the foregoing will not limit service of process on Party B by delivery of notice on its behalf to Party B. Notwithstanding the foregoing, this limited recourse provision shall not be deemed as a waiver of any valid claim or cause of action Party A or any of Party A’s Affiliates may otherwise have against the Party B Investor or Party B independent of Party B's obligations hereunder.

(o)Limitation on Damages. No party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits; provided that the foregoing shall not limit any party's obligation to make any amount otherwise payable in accordance with the express provisions of this Agreement.

(p)Foreign Account Tax Compliance Act. The parties agree that the definitions and provisions contained in the ISDA 2012 FATCA Protocol as published by the International Swaps and Derivatives Association, Inc. on August 15, 2012, are incorporated into and apply to the Agreement as if set forth in full herein.

(q)HIRE Act Protocols. The parties agree that, solely as between Party A and Party B, the definitions and provisions contained in the (x) Attachment to the ISDA 2010 Short Form HIRE Act Protocol and (y) 2015 Section 871(m) Protocol, in each case as published by the International Swaps and Derivatives Association, Inc. ("Protocol Attachment") will be deemed to be incorporated herein, mutatis mutandis, as though such definitions and provisions were set out in full herein, with any such conforming changes as are necessary to deal with what would otherwise be inappropriate or incorrect cross references. The parties further agree that the Implementation Date (as such term is defined in the Protocol Attachment) shall be the date of execution of this Agreement.

(r)Notification of Right To Segregate Independent Amounts. With respect to funds or other property provided to margin, guarantee or secure obligations for Uncleared Swaps entered into under this Agreement, to the extent mandated by the Dodd-Frank Act, Party B has the right to require segregation of such funds or other property (other than variation margin) at an independent third party custodian. This notification is deemed repeated each time Party B enters into an Uncleared Swap with Party A. For purposes of this paragraph, the term “Uncleared Swap” means a Transaction that is a “swap” as defined in the CEA section 1(a)(47) and CFTC regulation 1.3(xxx) that is not subject to the CFTC’s mandatory clearing requirement under CEA section 2(h) and CFTC regulations promulgated thereunder.

(s)Affiliate Revenue Sharing Disclosure. In connection with the transactions and services contemplated under this Agreement, certain Affiliates may provide product and sales services (“Services”), collectively with the services provided by Party A, to Party B. Each such Affiliate provides

13

such Services on its own behalf. Notwithstanding the foregoing, Party A and certain of its Affiliates have previously agreed to share revenue in respect of any transaction or service contemplated under this Agreement based on their respective contributions to such transaction or Service. Accordingly, a portion of the revenue received by Party A from Party B under any transaction or Service contemplated by this Agreement is allocable to such Affiliate(s) and is received by us on behalf of such Affiliate(s). For a list of Affiliates providing Services in specific countries, please see https://www.citibank.com/icg/docs/Affiliates.pdf.

(t)Electronic Signatures. Each party acknowledges and agrees that it may execute this Agreement, any Transaction and any variation or amendment to the same, by electronic instrument. Each party agrees that its electronic signature appearing on the document shall have the same effect as a handwritten signature and its use of an electronic signature on this Agreement or any Confirmation shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement or any Confirmation, and evidencing that party’s intention to be bound by the terms and conditions contained herein or therein. Each party represents and warrants that it has the authority to enter into this Agreement and any Transaction using an electronic signature and is not prevented from doing so pursuant to its constitutional documents, corporate authorities, internal requirements or otherwise.

(u)Certain Permitted Disclosures. Party A is required to report information related to swap, derivatives and other transactions with counterparties to appropriate regulators. Notwithstanding anything to the contrary in any agreement, including, without limitation, any non-disclosure or confidentiality agreement between Party A and Party B, as a counterparty to a swap, derivatives, or other transaction, Party B hereby consents to the disclosure of information: (a) to the extent required or permitted by any applicable law, rule or regulation which mandates reporting and/or retention of transaction and similar information or to the extent required by order or directive regarding reporting and/or retention of transaction or similar information issued by any authority, body or agency in accordance with which Party A is required or accustomed to act, including, without limitation, reporting required to be made to swap or trade data repositories or systems or services operated by such repositories (“Reporting Requirements”) or (b) to and between Party A’s head office, branches or Affiliates, or any persons or entities who provide services to such other party or its head office, branches or Affiliates, in each case, in connection with such Reporting Requirements.

Part 6
U.S. QFC Mandatory Contractual Requirements
(a)Recognition of U.S. Special Resolution Regimes. (i) In the event Party A becomes subject to a proceeding under the FDI Act or OLA (together, the "U.S. Special Resolution Regimes"), the transfer of this Agreement or any other Relevant Agreement, and any interest and obligation in or under, and any property securing, this Agreement or such other Relevant Agreement, from Party A will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or such other Relevant Agreement, and any interest and obligation in or under, and any property securing, this Agreement or such other Relevant Agreement, as the case may be, were governed by the laws of the United States or a State of the United States.
(ii) In the event Party A or any Party A Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Agreement or any other Relevant Agreement that may be exercised against Party A are permitted to be exercised to no greater extent than such

14

Default Rights could be exercised under such U.S. Special Resolution Regime if this Agreement or such other Relevant Agreement as the case may be, were governed by the laws of the United States or a State of the United States.
(b)Limitation on Exercise of Certain Default Rights Related to a Party A Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Agreement or any other agreement, the parties hereto expressly acknowledge and agree that, subject to Part 6(c), Party B shall not be permitted to exercise any Default Right against Party A with respect to this Agreement or any other Relevant Agreement that is related, directly or indirectly, to a Party A Affiliate becoming subject to an Insolvency Proceeding.
(c)General Creditor Protections. Nothing in Part 6(b) shall restrict the exercise by Party B of any Default Right against Party A with respect to this Agreement or any other Relevant Agreement that arises as a result of:
(i)Party A becoming subject to an Insolvency Proceeding; or
(ii)Party A not satisfying a payment or delivery obligation pursuant to (A) this Agreement or any other Relevant Agreement, or (B) another contract between Party A and Party B that gives rise to a Default Right under this Agreement or any other Relevant Agreement.
(d)Burden of Proof. After a Party A Affiliate has become subject to an Insolvency Proceeding, if Party B seeks to exercise any Default Right with respect to this Agreement or any other Relevant Agreement, Party B shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder or thereunder.
(e)General Conditions
(i)Prior Adherence to the U.S. Protocol. If Party A and Party B have adhered to the ISDA U.S. Protocol prior to the date of this Agreement, the terms of the ISDA U.S. Protocol shall be incorporated into and form a part of this Agreement and shall replace the terms of this Part 6. For purposes of incorporating the ISDA U.S. Protocol, Party A shall be deemed to be a Regulated Entity, Party B shall be deemed to be an Adhering Party and the Agreement shall be deemed to be a Protocol Covered Agreement.
(ii)Subsequent Adherence to the U.S. Protocol. If, after the date of this Agreement, both Party A and Party B shall have become adhering parties to the ISDA U.S. Protocol, the terms of the ISDA U.S. Protocol will supersede and replace this Part 6.
(f)Definitions. For the purposes of Part 6, the following definitions apply:
“BHC Affiliate” has the same meaning as the term “affiliate” as defined in, and shall be interpreted in accordance with, 12 U.S.C. 1813(w) and 12 U.S.C. 1841(k).
“Consolidated Affiliate” has the same meaning specified in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.

15

“Credit Enhancement” means, with respect to this Agreement or any other Relevant Agreement, any credit enhancement or other credit support arrangement in support of the obligations of Party A or Party B hereunder or thereunder or with respect hereto or thereto, including any guarantee or collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.
“Default Right” means, with respect to this Agreement (including any Transaction or Confirmation hereunder) or any other Relevant Agreement, any:
(i)right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and
(ii)right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure; but
(iii)solely with respect to Part 6(b) does not include any right under a contract that allows a party to terminate the contract on demand or at its option at a specified time, or from time to time, without the need to show cause.
“FDI Act” means the Federal Deposit Insurance Act and the regulations promulgated thereunder.
“Financial Counterparty” has the meaning given to such term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.
“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.
“ISDA U.S. Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol, as published by ISDA on July 31, 2018.

16

“OLA” means Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
“Party A Affiliate” means, with respect to Party A, a BHC Affiliate of that party.
“Party B Affiliate” means a Consolidated Affiliate of Party B.
“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.81–8 (the “Federal Reserve Rule”), 12 C.F.R. 382.1-7 (the “FDIC Rule”) and 12 C.F.R. 47.1-8 (the “OCC Rule”), respectively. All references herein to the specific provisions of the Federal Reserve Rule, the FDICs Rule and the OCC Rule shall be construed, with respect to Party A, to the particular QFC Stay Rule(s) applicable to it.
“Relevant Agreement” means this Agreement (including all Transactions and Confirmations hereunder) and any Credit Enhancement relating hereto or thereto .
“Small Financial Institution” has the meaning given to such term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.

“State” means any state, commonwealth, territory, or possession of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, American Samoa, Guam, or the United States Virgin Islands.

[signature page follows]

17

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIBANK, N.A.		RACR-FS, LLC

By:	/s/ Daniel Whitney	By:	/s/ Nathan DeBacker
Name:	Daniel Whitney	Name:	Nathan DeBacker
Title:	Vice President	Title:	Chief Financial Officer

ISDA Master Schedule – Signature Page

Citibank, N.A.

Execution Copy

Date:    May 18, 2021 (amended and restated as of July 26, 2023)
To:    RACR-FS, LLC
c/o OFS Capital Management, LLC 10 South Wacker Drive
Suite 2500
Chicago, IL 60606
Attention: Ken Brown, John Yi kbrown@ofsmanagement.com jyi@ofsmanagement.com RACR_TRS@cimgroup.com
From:    Citibank, N.A.
388 Greenwich Street 11th Floor
New York, New York 10013
Attention: Director Derivative Operations Facsimile: 212-615-8594
Transaction Reference Number:
Ladies and Gentlemen:
The purpose of this letter agreement is to set forth the terms and conditions of the Transactions entered into between Citibank, N.A. ("Citibank") and RACR-FS, LLC, a limited liability company formed under the laws of the State of Delaware ("Counterparty"), in relation to the Trade Date specified below (each, a "Transaction" and, collectively, the "Transactions"). This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.
The definitions and provisions contained in the 2021 ISDA Interest Rate Derivatives Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation shall govern. Capitalized terms used but not defined in this Confirmation have the meanings assigned to them in Annex A. Capitalized terms used but not defined in this Confirmation or in Annex A have the meanings assigned to them in the Definitions.
With effect from the Third Amendment Effective Date specified below, this Confirmation amends and restates the prior Confirmation dated May 18, 2021 and amended and restated as of December 16, 2021 and July 12, 2022, relating to the Transactions described therein (the "Original Confirmation"), which Original Confirmation (with respect to the period from and after the Third Amendment Effective Date) is hereby superseded and shall be of no further force or effect.

1.Agreement

This Confirmation supplements, forms a part of and is subject to, the ISDA 2002 Master Agreement, dated as of May 18, 2021 (as amended, supplemented and otherwise modified and in effect from time to time, the "Master Agreement"), between Citibank and Counterparty. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below.
2.Terms of Transactions

The terms of the particular Transactions to which this Confirmation relates are as follows:
General Terms:

Trade Date:	May 18, 2021
Effective Date:	May 18, 2021
First Amendment Effective Date:	December 16, 2021
Second Amendment Effective Date:	July 12, 2022
Third Amendment Effective Date:	July 26, 2023
Scheduled Termination Date:	The latest date for the final scheduled payment (or, if
there is only one scheduled payment, for the scheduled
payment) of principal of any Reference Obligation at
any time included in the Reference Portfolio.
Termination Date:	The final Scheduled Settlement Date (as defined in the
Master Agreement) with respect to all Transactions
(other than any Counterparty Fourth Floating Rate
Payer Payment Date). The obligations of the parties to
make payments required to be made hereunder shall
survive the Termination Date.
Obligation Termination Date:	(a) In relation to any Repaid Obligation, the related Repayment Date; and (b) In relation to any Terminated Obligation, the related Termination Settlement Date.
Reference Portfolio:	As of any date of determination, all Reference Obligations with respect to all Transactions outstanding on such date.
Reference Obligation:	Each obligation listed on Annex I (as revised from time
to time by the Calculation Agent in accordance with
this Confirmation) having a Reference Amount equal
to the "Reference Amount" indicated on Annex I for
such obligation (and, in the case of a Committed
Obligation, having an Outstanding Principal Amount

equal to the "Outstanding Principal Amount" indicated on Annex I for such Committed Obligation), in each case, subject to adjustment by the Calculation Agent in accordance with the terms of this Confirmation.
Each Transaction entered into under this Confirmation will reference an individual Reference Obligation, and Annex I constitutes a supplemental Confirmation under the Master Agreement with respect to each such Transaction.
Counterparty may, by notice to Citibank on any Business Day (each, an "Obligation Trade Date"), on or after the Trade Date and prior to the Ramp-Down Period designate that any obligation (each, a "Reference Obligation") shall become the subject of a Transaction hereunder. Any such notice shall specify the proposed Reference Obligation, Reference Entity, Reference Amount and Initial Price in relation to such Transaction.
Notwithstanding the foregoing, no such designation by Counterparty will be effective unless (a) Citibank, in its sole discretion, consents on or prior to the Obligation Trade Date to the relevant Reference Obligation becoming the subject of a Transaction hereunder with effect as set forth in the immediately succeeding paragraph, (b) on the Obligation Trade Date (i) the relevant Reference Obligation satisfies the Obligation Criteria set forth in Annex II and (ii) the Portfolio Criteria set forth in Annex II are satisfied immediately after giving effect to such designation and (c) immediately prior to such designation, there remains no unsatisfied obligation of Counterparty under the Credit Support Annex to Transfer a Delivery Amount (each as defined in the Credit Support Annex).
On the Obligation Trade Date for a Transaction, the Reference Amount of such Transaction shall, for all purposes hereof other than calculating Rate Payments, be increased by the "Reference Amount" specified in such notice from Counterparty. The "Obligation Settlement Date" for a Transaction shall be the date following the Obligation Trade Date for such Transaction that is customary for settlement of the related Reference Obligation substantially in accordance with the then-current market practice in the principal market for the related Reference Obligation (as determined by the Calculation Agent). On the Obligation Settlement Date for a Transaction, the Reference Amount of such Transaction shall, solely for the purposes of calculating Rate Payments, be increased by the "Reference Amount" specified in such notice from Counterparty.
Once a Reference Obligation becomes the subject of a Transaction hereunder (and in any event within one Business Day after the related Obligation Trade Date), the Calculation Agent shall prepare and deliver to Counterparty a revised Annex I reflecting the Reference Portfolio as of the related Obligation Trade Date.
If any payment of interest on a Reference Obligation that would otherwise be made during the period from and including the Obligation Trade Date to but excluding the Termination Trade Date is not made but is capitalized as additional principal (without default), then the amount of interest so capitalized as principal shall become a new Transaction hereunder (a "PIK Transaction") having the same terms and conditions as the Transaction relating to the Reference Obligation in respect of which such interest is capitalized, except that (1) each of the Initial Price and the Current Price in relation to such PIK Transaction shall be zero,
(2) the Obligation Trade Date and Obligation Settlement Date for such PIK Transaction shall be the date on which such interest is capitalized and (3) the Reference Amount of such PIK Transaction will be the amount of interest so capitalized as principal. Citibank shall give prompt notice to Counterparty within one Business Day after a PIK Transaction becomes outstanding as provided above, which notice shall set forth the information in the foregoing clauses (2) and (3).

Reference Entity:	The borrower of the Reference Obligation identified as
such in Annex I (as revised from time to time by the
Calculation Agent in accordance with this
Confirmation). In addition, "Reference Entity", unless
the context otherwise requires, shall also refer to any
guarantor of or other obligor on the Reference
Obligation.
Ramp-Up Period:	The period from and including the Effective Date and ending on and including the date 60 days after the Effective Date.
Ramp-Down Period:	The period from and including the date 30 days prior to the Scheduled Termination Date and ending on and including the Scheduled Termination Date.

Portfolio Notional Amount:	As of any date of determination, the sum of the Notional Amounts for all Reference Obligations as of such date.
Notional Amount:	(a) In relation to any Transaction (other than in relation
to any Terminated Obligation or Repaid Obligation),
as of any date of determination, the Reference Amount
of the related Reference Obligation as of such date
multiplied by the Initial Price in relation to such
Reference Obligation; and

(b) In relation to any Terminated Obligation or Repaid
Obligation, the amount of the reduction in the
Reference Amount of the related Reference Obligation
determined, in the case of a Terminated Obligation,
pursuant to Clause 3 or, in the case of a Repaid
Obligation, pursuant to Clause 5, in each case
multiplied by the Initial Price in relation to the related
Reference Obligation.
Outstanding Principal Amount:	In relation to any Reference Obligation as of any date
of determination, the outstanding principal amount of
such obligation as shown in the then-current Annex I,
as increased pursuant to this Clause 2 (or, in the case
of any Committed Obligation, pursuant to any
borrowing in respect of such Committed Obligation
after the Obligation Settlement Date) and reduced
pursuant to Clauses 3 and 5. Except as otherwise
expressly provided below with respect to Counterparty
First Floating Amounts, the Outstanding Principal
Amount of any Committed Obligation on any date
shall include the aggregate stated face amount of all
letters of credit, bankers' acceptances and other similar
instruments issued in respect of such Committed
Obligation to the extent that the holder of such
Committed Obligation is obligated to extend credit in
respect of any drawing or other similar payment
thereunder.
Commitment Amount:	In relation to any Reference Obligation that is a
Committed Obligation (and the related Transaction) as
of any date of determination, the maximum
outstanding principal amount of such Reference
Obligation that a registered holder thereof would on
such date be obligated to fund (including all amounts
previously funded and outstanding, whether or not
such amounts, if repaid, may be reborrowed).
Notional Funded Amount:	In relation to any Reference Obligation that is a Committed Obligation (and the related Transaction) as of any date of determination, the greater of (a) zero and

(b) the sum of (i) the Outstanding Principal Amount of
such Reference Obligation as of the Obligation Trade
Date multiplied by the Initial Price minus (ii) the
product of (x) the excess, if any, of the Commitment
Amount of such Reference Obligation as of the
Obligation Trade Date over the Outstanding Principal
Amount of such Reference Obligation as of the
Obligation Trade Date multiplied by (y) 100% minus
the Initial Price plus (iii) any increase in the
Outstanding Principal Amount of such Reference
Obligation during the period from but excluding the
Obligation Trade Date to and including such date of
determination minus (iv) any decrease in the
Outstanding Principal Amount of such Reference
Obligation during the period from but excluding the
Obligation Trade Date to and including such date of
determination.

In relation to any Reference Obligation that is a Term
Obligation (and the related Transaction) as of any date
of determination, the Notional Amount of such
Reference Obligation.
Portfolio Notional Funded Amount:	As of any date of determination, the aggregate of all Notional Funded Amounts with respect to all Reference Obligations in the Reference Portfolio on such date of determination.
Reference Amount:	In relation to (a) any Term Obligation (and the related
Transaction), the Outstanding Principal Amount of
such Term Obligation and (b) any Committed
Obligation (and the related Transaction), the
Commitment Amount of such Committed Obligation.
Utilization Amount:	In relation to any Calculation Period, the daily average of the Portfolio Notional Funded Amount during such Calculation Period.
Maximum Portfolio Notional Amount:	USD100,000,000; provided that:

(a) if the Utilization Amount for any Monthly Period
ending after the six-month anniversary of the Effective
Date is less than the Minimum Portfolio Notional
Amount then in effect, the Maximum Portfolio
Notional Amount shall be reduced (effective on the
first day of the immediately succeeding Monthly
Period) to an amount equal to (i) the Utilization
Amount for such Monthly Period divided by (ii) 85%;
and

(b) if the Utilization Amount for any Monthly Period
ending after the six-month anniversary of the Effective
Date is less than USD4,000,000, the Maximum
Portfolio Notional Amount shall be reduced (effective
on the first day of the immediately succeeding Monthly
Period) to an amount equal to zero.

If the Maximum Portfolio Notional Amount varies
during any Calculation Period, then the Maximum
Portfolio Notional Amount for such Calculation Period
(solely for purposes of determining the Counterparty
Second Floating Amount and Counterparty Third
Floating Amount and their component definitions)
shall be equal to the daily average of the Maximum
Portfolio Notional Amount during such Calculation
Period.
Minimum Portfolio Notional Amount:	On any date of determination, 85% of the Maximum Portfolio Notional Amount then in effect.
Business Day:	New York.
Business Day Convention:	Following (which shall apply to any date specified
herein for the making of any payment or determination
or the taking of any action which falls on a day that is
not a Business Day).

If any anniversary date specified herein would fall on
a day on which there is no corresponding day in the
relevant calendar month, then such anniversary date
shall be the last day of such calendar month.
Floating Rate Index:	Whenever in this Confirmation reference is made to any Floating Rate Option or to USD-SOFR CME Term (each, a "Floating Rate Index"), in no event may such Floating Rate Index be less than zero.
Monthly Period:	Each period from but excluding the 10th day of any calendar month to and including the same day of the immediately succeeding calendar month.
Calculation Agent:	Citibank; provided that, if an Event of Default
described in Section 5(a)(i) or 5(a)(vii) occurs with
respect to Citibank as Defaulting Party and no Event of
Default has occurred and is continuing with respect to
Counterparty as Defaulting Party, then Counterparty
may designate any of Bank of America, NA, The Bank
of Montreal, Barclays Bank plc, Canadian Imperial
Bank of Commerce, Credit Suisse, Deutsche Bank AG,
JPMorgan Chase Bank, N.A., UBS AG and Wells
Fargo Bank, National Association as Calculation

Agent, which designation shall be effective only (a) if
such designated entity accepts such appointment and
agrees to perform the duties of the Calculation Agent
hereunder and (b) so long as such Event of Default
with respect to Citibank as Defaulting Party continues.
Unless otherwise specified, the Calculation Agent
shall make all determinations, calculations and
adjustments required pursuant to this Confirmation in
good faith and using commercially reasonable
procedures to produce a commercially reasonable
result. The Calculation Agent shall provide
Counterparty with any supplementary or supporting
information (other than confidential or proprietary
information) relating to any such determination,
calculation or adjustment promptly following receipt
of a notice from Counterparty reasonably requesting
the same.
Calculation Agent City:	New York.
Initial Price:	In relation to any Reference Obligation (and the related
Transaction), the Initial Price specified in Annex I (as
revised from time to time by the Calculation Agent in
accordance with this Confirmation). The Initial Price
will be determined as of the related Obligation Trade
Date exclusive of accrued interest and will be
expressed as a percentage of the Outstanding Principal
Amount. The Initial Price will be determined
exclusive of expenses that would be incurred by a
buyer in connection with any purchase of the
Reference Obligation and exclusive of any Delay
Compensation.

Payments by Counterparty
Counterparty First Floating Amounts:

First Floating Amount Payer:	Counterparty
First Floating Amount:	In relation to any First Floating Rate Payer Payment
Date, the sum, for each Transaction for which such
date is a First Floating Rate Payer Payment Date, of the
products of (a) the First Floating Rate Payer
Calculation Amount for such Transaction for the
related First Floating Rate Payer Calculation Period
multiplied by (b) the Floating Rate Option for such
Transaction during the related First Floating Rate
Payer Calculation Period plus the Spread multiplied by
(c) the Floating Rate Day Count Fraction; provided

that, for purposes of the foregoing calculation, the
percentage specified in the foregoing clause (b) shall
be the Spread (and not the Floating Rate Option plus
the Spread) with respect to any portion of a First
Floating Rate Payer Calculation Amount constituting
the undrawn stated face amount of all letters of credit,
bankers' acceptances and other similar instruments
issued in respect of a related Committed Obligation.

If the Floating Rate Option in relation to any
Transaction varies during any First Floating Rate
Payer Calculation Period, then the Floating Rate
Option for such Calculation Period shall be equal to
(a) the sum, for each day during such Calculation
Period, of the products of the Notional Funded Amount
of such Transaction for such day multiplied by the
Floating Rate Option in effect on such day divided by
(b) the sum of the Notional Funded Amount of such
Transaction on each day during such Calculation
Period.
First Floating Rate Payer Calculation Amount:	In relation to any First Floating Rate Payer Payment
Date and any Transaction, the daily average of the
Notional Funded Amount of such Transaction during
the related First Floating Rate Payer Calculation
Period.
First Floating Rate Payer Calculation Period:	In relation to any Transaction, each Monthly Period,
except that (a) the initial First Floating Rate Payer
Calculation Period will commence on, and include, the
related Obligation Settlement Date and (b) the final
First Floating Rate Payer Calculation Period will end
on, but exclude, the related Obligation Termination
Date.

First Floating Rate Payer Payment Dates:	(a) In relation to any Transaction (other than in relation
to any Terminated Obligation or Repaid Obligation),
the fifth Business Day following the last day of any
Monthly Period during which any payment of interest
is scheduled or otherwise required to be made on the
related Reference Obligation, commencing with the
first such date after the Obligation Settlement Date for
such Transaction and ending with the last such date
occurring prior to the related Obligation Termination
Date; and

(b) In relation to any Terminated Obligation or Repaid
Obligation, the related Total Return Payment Date.
Floating Rate Option:	In relation to any Transaction, USD-SOFR CME Term.
Designated Maturity:	In relation to any Transaction, three months.
Spread:	1.80%
Floating Rate Day Count Fraction	In relation to any Transaction, the Floating Rate Day Count Fraction will be Actual/360.
Reset Dates:	In relation to any Transaction, the first day of each First Floating Rate Payer Calculation Period.
Compounding:	Inapplicable
Counterparty Second Floating Amounts:
Second Floating Amount Payer:	Counterparty
Second Floating Amount:	In relation to any Second Floating Rate Payer Payment
Date, the product of (a) the Second Floating Rate Payer
Calculation Amount for the related Second Floating
Rate Payer Calculation Period multiplied by (b) the
Spread multiplied by (c) the Floating Rate Day Count
Fraction.

No Second Floating Amount shall be payable, and no
amount shall be payable under Clause 4(c), on any date
occurring on or after the designation of an Early
Termination Date pursuant to Section 6(a) of the
Master Agreement by reason of an Event of Default
under Section 5(a)(i) or 5(a)(vii) of the Master
Agreement in relation to Citibank as the Defaulting
Party.

Second Floating Rate Payer Calculation Amount:	In relation to any Second Floating Rate Payer
Calculation Period, the excess, if any, of (a) the
Minimum Portfolio Notional Amount over (b) the
Utilization Amount for such Second Floating Rate
Payer Calculation Period.
Second Floating Rate Payer Calculation Period:	Each Monthly Period; provided that (a) the initial
Second Floating Rate Payer Calculation Period shall
begin on the last day of the Ramp-Up Period and
(b) the final Second Floating Rate Payer Calculation
Period shall end on the last Second Floating Rate Payer
Payment Date.
Second Floating Rate Payer Payment Dates:	The fifth Business Day following the last day of each
Monthly Period; provided that (a) the initial Second
Floating Rate Payer Payment Date will be the first such
Business Day after the last day of the Ramp-Up Period
and (b) the final Second Floating Rate Payer Payment
Date will be the Scheduled Termination Date (whether
or not the Termination Date occurs prior to the final
Second Floating Rate Payer Payment Date).
Spread:	1.60%
Floating Rate Day Count Fraction	Actual/360.
Compounding:	Inapplicable
Counterparty Third Floating Amounts:
Third Floating Amount Payer:	Counterparty
Third Floating Amount:	In relation to any Third Floating Rate Payer Payment
Date, the product of (a) the Third Floating Rate Payer
Calculation Amount for the related Third Floating Rate
Payer Calculation Period multiplied by (b) the Spread
multiplied by (c) the Floating Rate Day Count
Fraction.
Third Floating Rate Payer Calculation Amount:	In relation to any Third Floating Rate Payer
Calculation Period, the excess, if any, of (a) the
Maximum Portfolio Notional Amount over (b) the
greater of (i) the Utilization Amount for such Third
Floating Rate Payer Calculation Period and (ii) the
Minimum Portfolio Notional Amount.
Third Floating Rate Payer	Each Monthly Period; provided that (a) the initial Third Floating Rate Payer Calculation Period shall

Calculation Period:	begin on, and include, the last day of the Ramp-Up Period and (b) the final Third Floating Rate Payer Calculation Period shall end on, but exclude, the last Third Floating Rate Payer Payment Date.
Third Floating Rate Payer Payment Dates:	The fifth Business Day following the last day of each
Monthly Period; provided that (a) the initial Third
Floating Rate Payer Payment Date will be the first such
Business Day after the last day of the Ramp-Up Period
and (b) the final Third Floating Rate Payer Payment
Date will be the final Total Return Payment Date.
Spread:	0.15%
Floating Rate Day Count Fraction:	Actual/360.
Compounding:	Inapplicable
Counterparty Fourth Floating Amounts
Fourth Floating Amount Payer:	Counterparty
Fourth Floating Amount:	Each Expense or Other Payment.
Fourth Floating Rate Payer Payment Dates:	In relation to any Transaction, (a) the fifth Business
Day following the last day of each Monthly Period,
beginning with the first such Business Day after the
Obligation Settlement Date for such Transaction,
(b) the related Obligation Termination Date and
(c) after the related Obligation Termination Date, the
fifth Business Day after notice of a Fourth Floating
Amount from Citibank to Counterparty; provided that,
prior to the fifth Business Day after the related
Obligation Termination Date, if Counterparty has
received fewer than five Business Days' notice from
Citibank that such Fourth Floating Amount is due and
payable, such Fourth Floating Rate Payer Payment
Date shall be the fifth Business Day following the last
day of the next succeeding Monthly Period. The
obligation of Counterparty to pay Fourth Floating
Amounts in respect of any Transaction shall survive
the related Obligation Termination Date.

Counterparty Fifth Floating Amounts:
Fifth Floating Amount Payer:	Counterparty
Fifth Floating Amount:	In relation to any Terminated Obligation or Repaid Obligation, Capital Depreciation, if any.
Fifth Floating Rate Payer Payment Dates:	Each Total Return Payment Date.
Payments by Citibank:
Citibank Fixed Amounts:
Fixed Amount Payer:	Citibank
Fixed Amount:	In relation to any Transaction, the Interest and Fee Amount with respect to such Transaction for the related Fixed Amount Payer Payment Date.
Fixed Amount Payer Calculation Periods:	In relation to each Reference Obligation in the
Reference Portfolio, each period from and including
any date upon which a payment of interest is made on
such Reference Obligation to but excluding the next
such date; provided that (a) the initial Fixed Amount
Payer Calculation Period shall commence on and
include the Obligation Settlement Date for such
Reference Obligation and (b) the final Fixed Amount
Payer Calculation Period shall end on, but exclude, the
related Obligation Termination Date (or, in the case of
a Terminated Obligation, if the related Obligation
Termination Date is not a date upon which interest
thereon is paid, the next date after the related
Obligation Termination Date on which interest thereon
is paid).
Fixed Amount Payer Payment Dates:	(a) In relation to any Transaction (other than in relation
to any Terminated Obligation or Repaid Obligation),
the fifth Business Day following the last day of any
Monthly Period during which any payment of interest
is made on the related Reference Obligation,
commencing with the first such date after the
Obligation Settlement Date for such Transaction and
ending with the last such date occurring prior to the
related Obligation Termination Date; and

(b) In relation to any Terminated Obligation or Repaid
Obligation, the related Total Return Payment Date
(and, in the case of a Terminated Obligation, if the

related Obligation Termination Date is not a date upon
which interest thereon is paid, the fifth Business Day
following the last day of the Monthly Period that
includes the next date after the related Obligation
Termination Date on which interest thereon is paid).

The obligation of Citibank to pay Citibank Fixed
Amounts in respect of any Transaction shall survive
the related Obligation Termination Date.
Citibank Floating Amounts:
Floating Amount Payer:	Citibank
Floating Amount:	In relation to any Terminated Obligation or Repaid Obligation, Capital Appreciation, if any.
Floating Rate Payer Payment Dates:	Each Total Return Payment Date.

3.Reference Obligation Removal; Accelerated Termination.

Reference Obligation Removal
(a)A Transaction may be terminated in whole by either party (or in part by Counterparty) in accordance with this Clause 3 by the giving of notice (an "Accelerated Termination Notice") to the other party (each such termination, an "Accelerated Termination").
(i)Counterparty shall be entitled to terminate any Transaction or any portion thereof by delivering an Accelerated Termination Notice to Citibank that is given (i) on the proposed Termination Trade Date and (ii) no fewer than seven Business Days prior to the proposed Termination Settlement Date; provided that (x) the Portfolio Criteria set forth in Annex II would be satisfied on the proposed Termination Trade Date (immediately after giving effect to such termination) and
(y) immediately after giving effect to such termination, no Delivery Amount (as defined in the Credit Support Annex) would be required under the Credit Support Annex to be Transferred (as defined in the Credit Support Annex) by Counterparty. The Accelerated Termination Notice shall specify the Reference Obligation that is the subject of such Accelerated Termination, the Reference Amount of the Terminated Obligation, the proposed Termination Trade Date and the proposed Termination Settlement Date.
(ii)Following the occurrence of a Credit Event (as determined by the Calculation Agent) with respect to the related Reference Entity (including any guarantor or other obligor referred to in the definition thereof), Citibank shall, at any time after the Obligation Trade Date for the Reference Obligation, be entitled to terminate the related Transaction by delivering an Accelerated Termination Notice to Counterparty that is given (i) on the proposed Termination Trade Date and (ii) no fewer than seven Business Days prior to the proposed Termination Settlement Date. The Accelerated Termination Notice shall specify the Reference Obligation that is the subject of such Accelerated Termination, the Reference Amount of the Terminated Obligation, the Termination Trade Date and the Termination Settlement Date.
(iii)If Counterparty fails to make, by the deadline specified therefor and after giving effect to any grace period or notice requirement, any Transfer (as defined in the Credit Support Annex) required under the Credit Support Annex to be made by Counterparty, then Citibank shall be entitled to terminate each Transaction that is the subject of this Confirmation by delivering an Accelerated Termination Notice to Counterparty that is given, as to any Terminated Obligation, (i) on the proposed Termination Trade Date and (ii) no fewer than seven Business Days prior to the proposed Termination Settlement Date. The Accelerated Termination Notice shall specify, as to each Terminated Obligation, the Reference Obligation that is the subject of such Accelerated Termination, the Reference Amount of the Terminated Obligation, the Termination Trade Date and the Termination Settlement Date.
Elective Termination by Citibank due to Portfolio Non-Compliance
(b)If (i) the Reference Portfolio fails to satisfy the Portfolio Criteria at any time or (ii) any Reference Obligation fails to satisfy the Obligation Criteria at any time, then Citibank may notify Counterparty in writing of such non-compliance. If Counterparty fails to correct such non-compliance within 30 days following the delivery of such notice (any such failure to correct such non-compliance, a "Portfolio Non- Compliance"), Citibank will then have the right but not the obligation to terminate each Transaction that is the subject of this Confirmation. Citibank can exercise this termination right with respect to each Terminated Obligation by delivering an Accelerated Termination Notice to Counterparty that is given, as to any Terminated Obligation, (i) on the proposed Termination Trade Date and (ii) no fewer than seven Business Days prior to the proposed Termination Settlement Date. The Accelerated Termination Notice shall, with respect to any Reference Obligation that is the subject of such Accelerated Termination, specify such Reference Obligation, the Reference Amount of the Terminated Obligation, the Termination Trade Date and the Termination Settlement Date.
Early Termination by Citibank with respect to Citibank Call Date
(c)Citibank will have the right, but not the obligation, to terminate any Transaction that is the subject of this Confirmation or any portion thereof, effective on any Business Day occurring on or after the one- year anniversary of the Third Amendment Effective Date (the "Citibank Call Date"). Citibank can exercise this termination right with respect to any Terminated Obligation by delivering an Accelerated Termination Notice to Counterparty that is given no fewer than 10 days prior to the proposed Termination Trade Date specified in the related Accelerated Termination Notice. The Accelerated Termination Notice shall specify the Reference Obligation that is the subject of such Accelerated Termination, the Reference Amount of the Terminated Obligation, the proposed Termination Trade Date and the proposed Termination Settlement Date. If Citibank does not exercise its right to terminate a Transaction that is the subject of this Confirmation on or before the date occurring 10 days prior to the Citibank Call Date, then Citibank will have the right, but not the obligation, to propose, by notice to Counterparty, to amend and restate one or more material terms of such Transaction, including, without limitation, the Spread, the Independent Amount Percentage and the application of the Obligation Criteria and Portfolio Criteria to such Transaction. If Citibank provides a notice to Counterparty proposing to amend and restate one or more material terms of a Transaction as provided above and Counterparty does not agree in writing to such amended and restated terms within 10 Business Days after Citibank provides such notice to Counterparty, such Transaction shall terminate, and the Termination Trade Date shall be such tenth Business Day. In the event of any such termination, Citibank shall deliver an Accelerated Termination Notice to Counterparty, which shall specify the Reference Obligation that is the subject of such Accelerated Termination, the Reference Amount of the Terminated Obligation, the proposed Termination Trade Date and the proposed Termination Settlement

Date. Even if a Termination Trade Date has been designated with respect to a Transaction or portion thereof pursuant to this Clause 3(c), such designation will not prevent Citibank or Counterparty from subsequently designating an earlier Termination Trade Date to the extent Citibank or Counterparty, as the case may be, is entitled to designate such earlier Termination Trade Date pursuant to this Confirmation. Notwithstanding anything in this Confirmation to the contrary:
(i)if Citibank elects to exercise its termination right under this Clause 3(c) with respect to all Transactions that are then the subject of this Confirmation, then each reference to the term "Scheduled Termination Date" in Clauses 4 (other than Clause 4(c)), 5 and 9 and in the definitions of "Ramp-Down Period" and "Termination Trade Date" will instead be a reference to the date 30 days after the Termination Trade Date specified in such notice; and
(ii)whether or not Citibank elects to exercise its termination right under this Clause 3(c), each reference to the term "Scheduled Termination Date" in the definition of "Second Floating Rate Payer Payment Date" (and in the provisions of Clause 4(c) dealing with the payment of the discounted present value of Second Floating Amounts) will be a reference to the Citibank Call Date.
Designation of Early Termination Date
(d)In the event that an Early Termination Date is designated by either party pursuant to Section 6(a) or 6(b) of the Master Agreement, then, with respect to the Transactions to which this Confirmation relates,
(i) the "Final Price" in relation to each Reference Obligation (as if each Reference Obligation were a "Terminated Obligation") shall be determined pursuant to Clause 4(a) or 4(b), as applicable, (ii) such Early Termination Date shall be the "Termination Trade Date" with respect to each Reference Obligation (as if each Reference Obligation were a "Terminated Obligation"), (iii) each amount that becomes payable by reason of the occurrence of the Termination Trade Date shall be an "Unpaid Amount" and (iv) the foregoing shall not limit the effect of Clause 4(c).
Effect of Termination
(e)With respect to any Transaction terminated in whole pursuant to this Clause 3, (i) as of the relevant Termination Trade Date the Reference Amount, for all purposes hereof other than calculating Rate Payments, shall be reduced to zero (and, in the case of a Committed Obligation, the Outstanding Principal Amount thereof shall be reduced to zero) and (ii) as of the relevant Termination Settlement Date the Reference Amount, for purposes of calculating Rate Payments, shall be reduced to zero (and, in the case of a Committed Obligation, the Outstanding Principal Amount thereof shall be reduced to zero). With respect to any Transaction terminated in part pursuant to this Clause 3, (i) as of the relevant Termination Trade Date the Reference Amount, for all purposes hereof other than calculating Rate Payments, shall be reduced by the amount of the reduction of the Reference Amount specified in the Accelerated Termination Notice (and, in the case of a Committed Obligation, the Outstanding Principal Amount shall be reduced by an amount equal to the product of the Outstanding Principal Amount in effect immediately prior to such reduction multiplied by the amount of the reduction of the Reference Amount divided by the Reference Amount in effect immediately prior to such reduction) and (ii) as of the relevant Termination Settlement Date the Reference Amount, for purposes of calculating Rate Payments, shall be reduced by the amount of the reduction of the Reference Amount specified in the Accelerated Termination Notice (and, in the case of a Committed Obligation, the Outstanding Principal Amount shall be reduced by an amount equal to the product of the Outstanding Principal Amount in effect immediately prior to such reduction multiplied by the amount of the reduction of the Reference Amount divided by the Reference Amount in effect immediately prior to such reduction). Following any Termination Trade Date (other than the Termination Trade Date in respect of the Termination Date) (and in any event within one Business Day after the related

Termination Trade Date), the Calculation Agent shall prepare and deliver to Counterparty a revised Annex I.
4.Final Price Determination

Following the termination of any Transaction in whole or in part pursuant to Clause 3 or by reason of the occurrence of the Scheduled Termination Date (other than in connection with a Repayment), the Final Price in relation to the relevant Terminated Obligation will be determined in accordance with this Clause 4.
Determination by Counterparty
(a)In order to determine the Final Price in relation to any Terminated Obligation then held by or on behalf of Citibank as a hedge for the related Transaction, Counterparty may arrange for the sale of such Terminated Obligation by giving notice of such sale to Citibank; provided that Counterparty shall have no right to arrange a sale of a Terminated Obligation pursuant to this Clause 4(a) in connection with the termination of a Transaction: (i) in the case of a termination pursuant to Clause 3(a)(iii) or 3(b); (ii) in the case of a termination pursuant to Clause 3(d) in connection with an Early Termination Date designated by reason of an Event of Default as to which Counterparty is the Defaulting Party or a Credit Event Upon Merger or Additional Termination Event as to which Counterparty is the Affected Party; or
(iii) immediately after giving effect to such termination, a Delivery Amount (as defined in the Credit Support Annex) would be required under the Credit Support Annex to be Transferred (as defined in the Credit Support Annex) by Counterparty. Such notice must be given (i) no later than 10:00 a.m. New York time on the Termination Trade Date and no fewer than seven Business Days prior to the proposed Termination Settlement Date in the case of any Terminated Obligation and (ii) at least 30 days prior to the Scheduled Termination Date if all Transactions are to be terminated in connection with the Scheduled Termination Date. Any sale (i) must be to (x) an Approved Buyer or (y) any other buyer approved in advance of the Termination Trade Date by Citibank and (ii) must be scheduled to occur no later than the date customary for settlement, substantially in accordance with the then-current market practice in the principal market for such Terminated Obligation (as determined by the Calculation Agent), following the Termination Trade Date and on or prior to the Scheduled Termination Date if all Transactions are to be terminated in connection with the Scheduled Termination Date. If Counterparty so arranges any sale, the net cash proceeds received from the sale of any Terminated Obligation, net of the related Costs of Assignment and adjusted by any Delay Compensation as provided in Clause 6(b), shall be the "Final Price" in relation to that Terminated Obligation.
Determination by Calculation Agent
(b)If the Final Price in relation to any Terminated Obligation is not determined according to Clause 4(a), the Calculation Agent shall attempt to obtain Firm Bids for such Terminated Obligation with respect to the applicable Termination Trade Date from three or more Dealers. The Calculation Agent will give Counterparty notice of its intention to obtain Firm Bids pursuant to this Clause 4(b) (such notice to be given telephonically and via electronic mail) not later than one hour prior to the bid submission deadline specified below. By notice to Citibank not later than 30 minutes prior to the bid submission deadline specified below, Counterparty may, but shall not be obligated to, designate (i) any Approved Buyer or (ii) any Dealer of credit standing acceptable to Citibank in the exercise of its reasonable discretion to provide a Firm Bid (and the Calculation Agent will seek a Firm Bid from such Dealer if so designated by Counterparty on a timely basis); provided that any such Firm Bid shall be to purchase the entire Reference Amount of each Terminated Obligation at such time. A "Firm Bid" shall be a good and irrevocable bid for value, to purchase all or a portion of the applicable Terminated Obligation, expressed as a percentage of the Outstanding Principal Amount and exclusive of accrued interest, for scheduled settlement substantially in accordance with the then-current market practice in the principal market for such Terminated Obligation, as determined by the Calculation Agent, submitted by a Dealer as of 11 a.m. New York time or as soon as practicable thereafter. If there is more than one Terminated Obligation at any time, then the Calculation Agent may in its sole discretion obtain Firm Bids with respect to each separate Terminated Obligation or any group or groups of such Terminated Obligations. Citibank may, but is not obligated to, sell or cause the sale of any portion of any Terminated Obligation to any Dealer that provides a Firm Bid.
If the Calculation Agent is unable to obtain from Dealers at least one Firm Bid or combination of Firm Bids for all of the Reference Amount of any Terminated Obligation with respect to the relevant Termination Trade Date, the Calculation Agent will attempt to obtain a Firm Bid or combination of Firm Bids for all of the Reference Amount of such Terminated Obligation from three or more Dealers until the earlier of (i) the second Business Day (inclusive) following such Termination Trade Date and (ii) the date a Firm Bid or combination of Firm Bids is obtained for all of the Reference Amount of such Terminated Obligation.
If the Calculation Agent is able to obtain at least one Firm Bid or combination of Firm Bids for all of the Reference Amount of any Terminated Obligation, the Final Price in relation to such Terminated Obligation shall be determined by reference to such Firm Bid or Firm Bids. If no Firm Bids are obtained on or before such second Business Day for all or a portion of the applicable Terminated Obligation, the Final Price shall be deemed to be zero with respect to such Terminated Obligation (or portion thereof) for which no Firm Bid was obtained. The Calculation Agent will conduct the bid process in accordance with the procedures set forth in this Clause 4(b) and otherwise in a commercially reasonable manner.
Notwithstanding anything to the contrary herein,
(i)the Calculation Agent shall be entitled to disregard any Firm Bid submitted by a Dealer if, in the Calculation Agent's commercially reasonable judgment, (x) such Dealer may be ineligible to accept assignment or transfer of the related Terminated Obligation or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the Terminated Obligation, as determined by the Calculation Agent, or (y) such Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the related Terminated Obligation to the assignment or transfer of the related Terminated Obligation or portion thereof, as applicable, to it; and
(ii)if the Calculation Agent determines that the highest Firm Bid obtained in connection with any Termination Trade Date is not bona fide, including, without limitation, due to (x) the insolvency of the bidder, (y) the inability, failure or refusal of the bidder to settle the purchase of the related Terminated Obligation or portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally or (z) the Calculation Agent having other reasonable grounds for insecurity concerning the bidder's ability to settle the purchase of the related Terminated Obligation or portion thereof, as applicable, that Firm Bid shall be disregarded and the Calculation Agent shall designate a new Termination Trade Date; provided that the Calculation Agent shall designate a new Termination Trade Date pursuant to this paragraph only once. If the highest Firm Bid for any portion of the related Terminated Obligation determined in connection with the second Termination Trade Date is disregarded pursuant to this paragraph, the Calculation Agent shall have no obligation to obtain further bids, and the applicable "Final Price" in relation to the portion which was so disregarded shall be deemed to be zero.
Citibank and Counterparty will make commercially reasonable efforts to accomplish the assignment to Counterparty of any Terminated Obligation held by the Citibank Holder on the Termination Trade Date for which the Final Price is deemed to be zero as provided in this Clause 4(b); provided that (i) Citibank shall not be liable for any losses related to any delay in or failure of such assignment (other than as a result of any gross negligence, willful misconduct or fraud on the part of the Citibank Holder) and (ii) Citibank shall have no obligation to accomplish any such assignment if (x) Counterparty has failed to make, when due (without giving effect to any grace period), any payment or delivery under this Agreement (including under the Credit Support Annex) or (y) an Early Termination Date has been designated and any amount that has or may become payable by Counterparty in connection therewith has not been paid.
If Citibank transfers, or causes the transfer of, the Terminated Obligation to the Dealer or Dealers providing the highest Firm Bid or combination of Firm Bids, the net cash proceeds received from the sale of such Terminated Obligation (which sale shall be scheduled to settle substantially in accordance with the then- current market practice in the principal market for the related Reference Obligation as determined by the Calculation Agent), net of the related Costs of Assignment and adjusted by any Delay Compensation as provided in Clause 6(b), shall be the "Final Price" in relation to that Terminated Obligation (or the portion thereof that is sold).
If Citibank determines, in its sole discretion, not to sell or cause the sale of any portion of any Terminated Obligation to the entity or entities providing the highest Firm Bid or combination of Firm Bids, the "Final Price" in relation to such unsold portion shall be equal to the greater of (a) zero and (b) the sum of (i) the Outstanding Principal Amount of such Terminated Obligation as of the Termination Trade Date multiplied by the highest Firm Bid or combination of Firm Bids for all of the Reference Amount of such Terminated Obligation minus (ii) the product of (x) the excess, if any, of the Commitment Amount of such Terminated Obligation as of the Termination Trade Date over the Outstanding Principal Amount of such Terminated Obligation as of the Termination Trade Date multiplied by (y) 100% minus the highest Firm Bid or combination of Firm Bids for all of the Reference Amount of such Terminated Obligation. The Calculation Agent may perform any of its duties under this Clause 4(b) through any Affiliate designated by it, but no such designation shall relieve the Calculation Agent of its duties under this Clause 4(b).
Early Termination of Facility
(c)For the avoidance of doubt, if the Termination Date occurs prior to the Scheduled Termination Date, each Counterparty Second Floating Amount shall continue to be payable by Counterparty on each subsequent Second Floating Rate Payer Payment Date occurring on or prior to the Scheduled Termination Date; provided that, if either party shall so specify in writing to the other party prior to any final Termination Trade Date, then on such final Termination Trade Date (i) the obligation of Counterparty to continue to pay each Counterparty Second Floating Amount on each subsequent Second Floating Rate Payer Payment Date occurring on or prior to the Scheduled Termination Date shall terminate and be replaced by the obligation in the following clause and (ii) Counterparty shall pay to Citibank an amount equal to the present value (as calculated by the Calculation Agent with discounting on a continuous basis) of each Counterparty Second Floating Amount payable (without regard to the termination of such obligation under the foregoing clause) on each subsequent Second Floating Rate Payer Payment Date occurring on or prior to the Scheduled Termination Date, discounted to such final Termination Trade Date at a discount rate per annum equal to the Discount Rate. For this purpose, the "Discount Rate" means the zero coupon swap rate (as determined by the Calculation Agent) implied by the fixed rate offered to be paid by Citibank under a fixed for floating interest rate swap transaction with a remaining Term equal to the period from such final Termination Trade Date to the Scheduled Termination Date in exchange for the receipt of monthly payments indexed to one- month USD-SOFR CME Term.
5.REPAYMENT.

If all or a portion of the Reference Amount of any Reference Obligation is repaid or otherwise reduced (in the case of a Committed Obligation, only if the Reference Amount thereof is permanently reduced)

(including, without limitation, through any exercise of any right of set-off, reduction, or counterclaim that results in the satisfaction of the obligations of such Reference Entity to pay any principal owing in respect of such Reference Obligation) on or prior to the Scheduled Termination Date (the amount of such repayment or other reduction, a "Repayment"; the portion of the related Reference Obligation so repaid or otherwise reduced, a "Repaid Obligation"; and the date of such Repayment, the "Repayment Date"):
(a)the Total Return Payment Date with respect to the Repaid Obligation will be the fifth Business Day next succeeding the last day of the Monthly Period in which the Repayment Date occurred;
(b)as of the related Repayment Date, the Reference Amount of such Reference Obligation shall be decreased by an amount equal to the principal amount of the Repaid Obligation; and
(c)the related Final Price of the Repaid Obligation shall be (i) in the case of a Committed Obligation, the amount of principal and premium in respect of principal paid by such Reference Entity on the Repaid Obligation to holders thereof on such Repayment Date (but only in respect of a permanent reduction of principal) and (ii) in the case of a Term Obligation, the amount of principal and premium in respect of principal paid by such Reference Entity on the Repaid Obligation to holders thereof on such Repayment Date. Following any Repayment Date (and in any event within one Business Day after such Repayment Date), the Calculation Agent shall prepare and deliver to Counterparty a revised Annex I showing the revised Reference Amount for the related Reference Obligation.
6.ADJUSTMENTS.

(a)If any Reference Obligation or any portion thereof is irreversibly converted or exchanged into or for any securities, obligations, cash or other assets or property ("Exchange Consideration"), thereafter such Exchange Consideration will constitute such Reference Obligation or portion thereof, and the Calculation Agent shall adjust the terms of any Transaction relating to such Reference Obligation as the Calculation Agent determines appropriate to preserve the theoretical value of such Transaction to the parties immediately prior to such exchange or, if such exchange results in a change in value, the proportionate post-exchange value, and determine the effective date of such adjustments.
(b)Delay Compensation (as defined below) shall result in an adjustment (i) as contemplated by the definition of "Interest and Fee Amount" in connection with the establishment by the Citibank Holder of a related hedge in respect of a Transaction, if the actual settlement of the purchase of the related hedge occurs after the date scheduled for the settlement of such purchase and (ii) of a Final Price with respect to a Terminated Obligation in connection with the termination by the Citibank Holder of a related hedge, if the actual settlement of the sale of the related hedge occurs after the date scheduled for the settlement of such sale; provided that (x) Delay Compensation shall not accrue or apply in connection with the establishment by the Citibank Holder of a related hedge in respect of a Transaction through a purchase in the primary loan market and (y) Delay Compensation shall be payable in connection with any such termination only to the extent the related Final Price does not already reflect such adjustment for Delay Compensation. "Delay Compensation" shall accrue (x) in the case of clause (i) above, from and including the date scheduled for the settlement of the purchase effected to establish the related hedge to but excluding the actual settlement of such purchase (and, during such period, (A) the Counterparty First Floating Amount shall be calculated by reference to the Spread and not the Floating Rate Option and (B) Interest and Fee Amounts will be determined without regard to payments in respect of the interest rate index used in the Reference Obligation Agreement to calculate interest payments in respect of the related Reference Obligation and in effect during such period) and (y) in the case of clause (ii) above, from and including the date scheduled for the sale effected to terminate the related hedge to but excluding the actual settlement of such sale (and, during such period, (A) the Counterparty First Floating Amount shall be calculated by reference to the Floating Rate

Option and not the Spread and (B) Interest and Fee Amounts shall be reduced by interest accrued during such period in excess of the interest rate index used in the Reference Obligation Agreement to calculate interest payments in respect of the related Reference Obligation and in effect during such period). In connection with any adjustment by reason of Delay Compensation, (i) any initial Payment Date in this Confirmation determined by reference to the "Obligation Settlement Date" shall be determined as if the Obligation Settlement Date were the actual settlement of the purchase of the related hedge and (ii) any final Payment Date in this Confirmation determined by reference to the "Termination Settlement Date" shall be determined as if the Termination Settlement Date were the actual settlement of the termination of the related hedge.
(c)If (i) Citibank elects to establish a hedge as a result of the addition or increase in the Reference Amount of any Reference Obligation that is the subject of a Transaction and (ii) the Citibank Holder is unable after using commercially reasonable efforts to effect the settlement of such hedge by becoming the registered owner of the amount of such addition or increase in the Reference Amount of such Reference Obligation, then, by notice to Counterparty, Citibank may in its sole discretion specify that such addition or increase in the Reference Amount of such Reference Obligation will not be effective. If (i) Citibank elects to establish a hedge as a result of the addition or increase in the Reference Amount of any Reference Obligation that is the subject of a Transaction, (ii) such hedge is to be effected by a purchase in the primary loan market and (iii) settlement of such purchase is delayed beyond the Obligation Settlement Date, then, solely for the purposes of determining Rate Payments, such Transaction will not become effective until the actual date of settlement of such purchase.
(d)If (i) Citibank establishes a hedge as a result of the addition or increase in the Reference Amount of any Reference Obligation that is the subject of a Transaction and (ii) in connection with the termination of such Transaction, the Citibank Holder is unable after using commercially reasonable efforts to effect the sale of all or any portion of a Terminated Obligation at the Final Price determined pursuant to Clause 4(a) or 4(b), as the case may be, then, by notice to Counterparty, Citibank may in its sole discretion specify that such termination will not be effective for any purpose of this Confirmation.
(e)Citibank will promptly respond to any notice from Counterparty requesting that Citibank identify whether Citibank is holding, or causing to be held, the relevant Reference Obligation as a hedge for one or more Transactions identified in such notice from Counterparty.
7.Representations, Warranties and Agreements.

(a)Each party hereby agrees as follows, so long as either party has or may have any obligation under any Transaction:
(i)Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into such Transaction and as to whether such Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such Transaction; it being understood that information and explanations related to the terms and conditions of such Transaction shall not be considered investment advice or a recommendation to enter into such Transaction. It has not received from the other party any assurance or guarantee as to the expected results of such Transaction;
(ii)Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of such Transaction. It is also capable of assuming, and assumes, the financial and other risks of such Transaction;

(iii)Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of such Transaction; and
(iv)Reliance on its Own Advisors. Without limiting the generality of the foregoing, in making its decision to enter into, and thereafter to maintain, administer or terminate, such Transaction, it will not rely on any communication from the other party as, and it has not received any representation or other communication from the other party constituting, legal, accounting, business or tax advice, and it will consult its own legal, accounting, business and tax advisors concerning the consequences of such Transaction.
(b)Each party acknowledges and agrees that, so long as either party has or may have any obligation under any Transaction:
(i)such Transaction does not create any direct or indirect obligation of any Reference Entity or any direct or indirect participation in any Reference Obligation or any other obligation of any Reference Entity;
(ii)each party and its Affiliates may deal in any Reference Obligation and may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of commercial or investment banking or other business with any Reference Entity, any Affiliate of any Reference Entity, any other person or entity having obligations relating to any Reference Entity and may act with respect to such business in the same manner as if such Transaction did not exist and may originate, purchase, sell, hold or trade, and may exercise consensual or remedial rights in respect of, obligations, securities or other financial instruments of, issued by or linked to any Reference Entity, regardless of whether any such action might have an adverse effect on such Reference Entity, the value of the related Reference Obligation or the position of the other party to such Transaction or otherwise;
(iii)except as provided in Clause 7(d)(iv), each party and its Affiliates and the Calculation Agent may, whether by virtue of the types of relationships described herein or otherwise, at the date hereof or at any time hereafter, be in possession of information regarding any Reference Entity or any Affiliate of any Reference Entity that is or may be material in the context of such Transaction and that may or may not be publicly available or known to the other party. In addition, except as provided in Clause 7(b)(vii), this Confirmation does not create any obligation on the part of such party and its Affiliates to disclose to the other party any such relationship or information (whether or not confidential);
(iv)neither Citibank nor any of its Affiliates shall be under any obligation to hedge such Transaction or to own or hold any Reference Obligation as a result of such Transaction, and Citibank and its Affiliates may establish, maintain, modify, terminate or re-establish any hedge position or any methodology for hedging at any time without regard to Counterparty. Counterparty acknowledges and agrees that it is not relying on any representation, warranty or statement by Citibank or any of its Affiliates as to whether, at what times, in what manner or by what method Citibank or any of its Affiliates may engage in any hedging activities;
(v)notwithstanding any other provision in this Confirmation or any other document, Citibank and Counterparty (and each employee, representative, or other agent of Citibank or Counterparty) may each disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. tax treatment and U.S. tax structure (as those terms are used in Treasury Regulations under Sections 6011, 6111 and 6112 of the U.S.

Internal Revenue Code of 1986, as amended (the "Code")), other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws. To the extent not inconsistent with the previous sentence, Citibank and Counterparty will each keep confidential (except as required by law) all information unless the other party has consented in writing to the disclosure of such information;
(vi)if Citibank chooses to hold a Reference Obligation as a result of any Transaction, Citibank shall hold such Reference Obligation directly or through an entity in which Citibank or an Affiliate of Citibank is the sole economic investor (Citibank or such entity, the "Citibank Holder"). The Citibank Holder may deal with such Reference Obligation as if the related Transaction did not exist, provided that, so long as the Citibank Holder remains the lender of record with respect to such Reference Obligation, upon any occasion permitting the Citibank Holder to exercise any right in relation to such Reference Obligation to give or withhold consent (an "Election") to an action proposed to be taken (or to be refrained from being taken), the Citibank Holder shall, insofar as permitted under (x) applicable laws, rules and regulations and (y) each provision of any agreement or instrument evidencing or governing such Reference Obligation (and, in the case of any participation interest, governing such participation interest), give its consent to the action proposed to be taken (or to be refrained from being taken), unless (A) Counterparty, by timely notice to Citibank, requests (a "Counterparty Election Request") that the Citibank Holder withhold such consent and (B) the Citibank Holder, in its sole discretion, elects to withhold such consent in accordance with the Counterparty Election Request. Notwithstanding the foregoing: (1) the Citibank Holder shall have no obligation to respond to, or consult with Counterparty in relation to, a Counterparty Election Request (failure to respond to a Counterparty Election Request being deemed a denial); (2) the Citibank Holder shall have no other duties or obligations to Counterparty of any nature with respect to any Election or any Counterparty Election Request; (3) the Citibank Holder shall not be liable to Counterparty or any of its Affiliates for the consequences of any consent given or withheld by the Citibank Holder in connection with such Reference Obligation (whether or not pursuant to a Counterparty Election Request); and (4) if the Citibank Holder elects in its sole discretion to withhold its consent in accordance with a Counterparty Election Request, the Citibank Holder may subsequently determine to give such consent at any time without notice to Counterparty; and
(vii)in connection with each Reference Obligation that is held by a Citibank Holder as a result of any Transaction, the Citibank Holder will promptly (and in any event within one Business Day after receipt) deliver or cause to be delivered to Counterparty the following information and documentation, in each case, to the extent actually received by the Citibank Holder from the Reference Entity or its agents under the related Reference Obligation Agreement: all notices of any borrowings, prepayments and interest rate settings, all amendments, waivers and other modifications (whether final or proposed) in relation to the terms of the Reference Obligation; and all notices given by the Reference Entity to the lenders or their agent or by the lenders or their agent to the Reference Entity in relation to the exercise of remedies.
(c)Each of the parties hereby represents that, on each date on which a Transaction is entered into hereunder:
(i)it is entering into such Transaction for investment, financial intermediation, hedging or other commercial purposes; and
(ii)it is an "eligible contract participant" within the meaning of Section la(18) of the U.S. Commodity Exchange Act, as amended (the "CEA") and any regulations of the Securities and Exchange Commission applicable to such definition in the context of security-based swaps .

(d)Counterparty hereby represents to Citibank that:
(i)its financial condition is such that it has no need for liquidity with respect to its investment in any Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Its investments in and liabilities in respect of any Transaction, which it understands is not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with any Transaction, including the loss of its entire investment in such Transaction;
(ii)it understands that no obligations of Citibank to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any Affiliate of Citibank or any governmental agency;
(iii)it is not an Affiliate of any Reference Entity;
(iv)as of (x) the relevant Obligation Trade Date and (y) any date on which a sale is effected pursuant to Clause 4(a) or on which the Calculation Agent solicits Firm Bids pursuant to Clause 4(b), neither Counterparty nor any of its Affiliates, whether by virtue of the types of relationships described herein or otherwise, is on such date in possession of information regarding any related Reference Entity or any Affiliate of such Reference Entity that is or may be material in the context of such Transaction or the purchase or sale of any related Reference Obligation unless such information either (x) is publicly available or (y) has been made available to each registered owner of such Reference Obligation on a basis that permits such registered owner to disclose such information to any assignee of or participant (whether on a funded or unfunded basis) in, or any prospective assignee of or participant (whether on a funded or unfunded basis) in, any rights or obligations under the related Reference Obligation Agreement;
(v)any purchase by Counterparty on the relevant Obligation Trade Date of record ownership of the Reference Amount of the Reference Obligation in relation to any Transaction would not result in a violation or breach of, or otherwise contravene, the related Reference Obligation Agreement (except that no representation is made as to whether Counterparty would be able to obtain any consent to such purchase to the extent such consent is within the discretion of any entity other than Counterparty or any of its Affiliates);
(vi)it is a disregarded entity of a United States person (within the meaning of Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (the "Counterparty Tax Owner");
(vii)the Counterparty Tax Owner is a regulated investment company for U.S. Federal income tax purposes;
(viii)the Counterparty Tax Owner is not a tax-exempt organization for U.S. Federal income tax purposes;
(ix)it has delivered to Citibank on or prior to the date hereof (and it will, prior to any expiration of any such form previously so delivered, deliver to Citibank) a United States Internal Revenue Service Form W-9 (or applicable successor form) with respect to Counterparty as a disregarded entity of the Counterparty Tax Owner, properly completed and signed (which representation shall also be made for purposes of Section 3(f) of the Master Agreement); and
(x)the Counterparty Tax Owner could have received all payments on the Reference Obligation without
U.S. Federal or foreign withholding tax if it were the owner of the Reference Obligation (which representation shall also be made for purposes of Section 3(f) of the Master Agreement).

(e)Except for disclosure authorized pursuant to Clause 7(b)(v), Counterparty agrees to be bound by the confidentiality provisions of the related Reference Obligation Agreement with respect to all information and documentation in relation to a Reference Entity or a Reference Obligation delivered to Counterparty hereunder. Counterparty acknowledges that such information may include material non-public information concerning the Reference Entity or its securities and agrees to use such information in accordance with applicable law, including Federal and State securities laws.
(f)Section 2(c)(ii) of the Master Agreement shall not apply to the Transactions to which this Confirmation relates.
(g)Notwithstanding anything in the Master Agreement to the contrary, Citibank will not be required to pay any additional amount under Section 2(d)(i) of the Master Agreement in respect of any deduction or withholding for or on account of any Tax in relation to any payment under any Transaction that is determined by reference to interest or fees payable with respect to any Reference Obligation. If Citibank is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding for or on account of any Tax in relation to any payment under any Transaction that is determined by reference to interest or fees payable with respect to any Reference Obligation and Citibank does not so deduct or withhold, then Section 2(d)(ii) of the Master Agreement shall be applicable.
8.Adjustments Relating to Certain Unpaid or Rescinded Payments.

(a)If (i) Citibank makes any payment to Counterparty as provided under Clause 2 and the corresponding Interest and Fee Amount is not paid (in whole or in part) when due or (ii) any Interest and Fee Amount in respect of a Reference Obligation is required to be returned (in whole or in part) by a holder of such Reference Obligation (including, without limitation, the Citibank Holder) to the applicable Reference Entity or paid to any other person or entity or is otherwise rescinded pursuant to any bankruptcy or insolvency law or any other applicable law, then Counterparty will pay to Citibank, within five Business Days after any written request by Citibank, such amount (or portion thereof) so not paid or so required to be returned, paid or otherwise rescinded. If such returned, paid or otherwise rescinded amount is subsequently paid, Citibank shall pay such amount (subject to Clause 8(c)) to Counterparty within five Business Days after the date of such subsequent payment.
(b)If, with respect to any Repaid Obligation, the corresponding payment of principal of the Repaid Obligation is required to be returned (in whole or in part) by a holder thereof (including, without limitation, the Citibank Holder) to the applicable Reference Entity or paid to any other person or entity or is otherwise rescinded pursuant to any bankruptcy or insolvency law or any other applicable law, then (i) the parties hereto shall be restored severally and respectively to their former positions hereunder and thereafter all rights and obligations of the parties hereunder shall continue as though no Repayment had occurred and
(ii) without limiting the generality of the foregoing, if either party has made a payment to the other party in respect of Capital Appreciation or Capital Depreciation related to such Repayment as provided under Clause 2, then the party that received the payment in respect of such Capital Appreciation or Capital Depreciation, as applicable, shall repay such amount (subject to Clause 8(c)) to the other party. If such returned, paid or otherwise rescinded amount is subsequently paid by the related Reference Entity or any such other person or entity, then the relevant party shall pay the amount of such Capital Appreciation or Capital Depreciation, as applicable, within five Business Days after the date of such subsequent payment.
(c)Amounts payable pursuant to this Clause 8 shall be subject to adjustment by the Calculation Agent, in order to preserve for the parties the intended economic risks and benefits of the relevant Transaction.

(d)The payment obligations of Citibank and Counterparty pursuant to this Clause 8 shall survive the termination of all Transactions.
9.Credit Support.

Notwithstanding anything in the Credit Support Annex (the "Credit Support Annex") to the Schedule to the Master Agreement to the contrary, the following collateral terms shall apply to each Transaction to which this Confirmation relates (capitalized terms used in this Clause 9 but not otherwise defined in this Confirmation have the respective meanings given to such terms in the Credit Support Annex):
(a)With respect to each Transaction to which this Confirmation relates, a single "Independent Amount" shall be applicable to Counterparty in an amount equal to the Notional Amount with respect to such Transaction (or, in the case of any increase of the Notional Amount under any Transaction, the amount of such increase) multiplied by the percentage set forth in Clause 9(b) under the caption "Independent Amount Percentage".
(b)With respect to each Transaction to which this Confirmation relates, the "Independent Amount Percentage" applicable to such Transaction will be equal to:

Condition	Independent Amount Percentage
(i) Except as indicated in clause (iii) below, with respect to any Transaction:	20%
(ii) Except as indicated in clause (ii) below, with respect to any Transaction relating to a Specified Reference Obligation:
Such percentage as Citibank shall specify on or prior to the Obligation Trade Date for such Transaction (or, if a Reference Obligation becomes a Specified Reference Obligation after the Obligation Trade Date for such Transaction pursuant to clause (xiv) of the Obligation Criteria, after the Obligation Trade Date)

(iii) With respect to any Transaction relating to a Reference Obligation whose Reference Entity is the subject of a Credit Event:	Such percentage as Citibank shall specify from time to time in its sole discretion in a notice to Counterparty

(c)With respect to each Transaction to which this Confirmation relates, a single "Supplemental Independent Amount" shall be applicable to Counterparty in an amount equal to the Notional Amount with respect to such Transaction multiplied by 5%.
(d)For purposes of calculating "Exposure" with respect to any Transaction to which this Confirmation relates, (i) Citibank shall be the sole Valuation Agent and shall determine any Close-out Amount in relation to such Transaction, (ii) such Close-out Amount will be determined by the Valuation Agent using its estimate of the amount that would be paid to or by the Secured Party based on the application of Section 6(e)(ii)(1) of the Master Agreement, (iii) such Close-out Amount may from time to time be determined by the Valuation Agent in its sole discretion and without notice to Counterparty solely in respect of payments in respect of Capital Appreciation or Capital Depreciation that would have been required in respect of a Transaction after the relevant Early

Termination Date (provided that the Valuation Agent will not thereafter be precluded from making such determination with respect to all payments and deliveries that would have been required after the relevant Early Termination Date, regardless of the absence of notice thereof to Counterparty) and (iv) if Counterparty disputes the calculation of Exposure with respect to such Transaction, the Valuation Agent will recalculate Exposure for such Transaction on the basis that the market value of the related Reference Obligation is equal to its Current Price.
(e)Neither party shall have any rights under Paragraph 5 of the Credit Support Annex with respect to the determination of "Exposure" in respect of any Transaction to which this Confirmation relates. The foregoing will not limit the rights of Counterparty as provided in the definition of "Current Price" set forth in this Confirmation.
(f)Notwithstanding anything in this Confirmation to the contrary, (i) in the event of the termination of all or substantially all of the Transactions then outstanding, the Reference Amount of each Terminated Transaction will not be reduced to zero until the relevant Termination Settlement Date for purposes of calculating the related Independent Amount and (ii) a Secured Party's Exposure with respect to any Terminated Transaction will, during the period from and including the related Termination Trade Date to but excluding the date on which the amount required to be paid on the related Total Return Payment Date is actually paid, be equal to the amount of Capital Appreciation or Capital Depreciation, if any, that would be payable on such Total Return Payment Date to the Secured Party (expressed as a positive number) or by the Secured Party (expressed as a negative number).
10.Notice and Account Details.

Notices to Citibank:
Citibank, N.A., New York Branch 390 Greenwich Street, 4th Floor New York, New York 10013
Tel: (212) 723-6181
Fax: (646) 291-5779
Attn: Mitali Sohoni with a copy to:
Office of the General Counsel
Fixed Income and Derivatives Sales and Trading Citibank, N.A., New York Branch
388 Greenwich Street, 17th Floor New York, New York 10013 Tel: (212) 816-1141
Fax: (646) 862-8431
Attn: Catherine Martin

Notices to Counterparty:
RACR-FS, LLC
c/o OFS Capital Management, LLC 10 South Wacker Drive
Suite 2500
Chicago, IL 60606
Attention: Ken Brown, John Yi

kbrown@ofsmanagement.com jyi@ofsmanagement.com RACR_TRS@cimgroup.com
Payments to Citibank:
Bank: Citibank, N.A., New York
BIC: CITIUS33 (or ABA No.: 021-000-089)
F/O: Citibank New York A/C: Account No.: 00167679 Ref: NY Swap Operations
Payments to Counterparty:
Bank: UMB Bank BIC: 101000695
A/C: 9800006823
Ref: CIM Real Assets & Credit Fund; A/C 150967.1

11.Offices.

(a)The Office of Citibank for each Transaction:
New York
(b)The Office of Counterparty for each Transaction: Chicago, IL

Please confirm that the foregoing correctly sets forth the terms of our agreement by having a duly authorized officer of Counterparty execute this Confirmation and return the same by facsimile to the attention of the individual at Citibank indicated on the first page hereof.
Very truly yours, CITIBANK, N.A.

By: /s/ Jason Crosly
Name: Jason Crosly
Title: Authorized Signatory

CONFIRMED AND AGREED
AS OF THE DATE FIRST ABOVE WRITTEN: RACR-FS, LLC

By: /s/ David Thompson
Name: David Thompson
Title: Chief Executive Officer

ANNEX A ADDITIONAL DEFINITIONS
"Affiliate", for purposes of this Confirmation only, has the meaning given to such term in Rule 405 under the Securities Act of 1933, as amended.
"Approved Buyer" means (a) any entity listed in Annex III so long as its long-term unsecured and unsubordinated debt obligations on the "trade date" for the related purchase or submission of a Firm Bid contemplated hereby are rated at least "A2" by Moody's and at least "A" by S&P and (b) if an entity listed in Annex III is not the principal banking or securities Affiliate within a financial holding company group, the principal banking or securities Affiliate of such listed entity within such financial holding company group so long as such obligations of such Affiliate have the rating indicated in clause (a) above.
"Capital Appreciation" and "Capital Depreciation" mean, for any Total Return Payment Date, the amount determined according to the following formula for the applicable Terminated Obligation or Repaid Obligation:
Final Price – Applicable Notional Amount
where
"Final Price" means (a) in the case of any Terminated Obligation, the amount determined pursuant to Clause 4, and (b) in the case of any Repaid Obligation, the amount determined pursuant to Clause 5, and
"Applicable Notional Amount" means the Notional Funded Amount (determined immediately prior to the related Repayment Date or Termination Trade Date) for such Terminated Obligation or Repaid Obligation, as applicable.
If such amount is positive, such amount is "Capital Appreciation" and if such amount is negative, the absolute value of such amount is "Capital Depreciation".
"Committed Obligation" means (a) any Delayed Drawdown Reference Obligation and (b) any Revolving Reference Obligation.
"Costs of Assignment" means, in the case of any Terminated Obligation, the sum of (a) any actual costs of transfer or assignment paid by the seller under the terms of any Terminated Obligation or otherwise actually imposed on the seller by any applicable administrative agent, borrower or obligor incurred in connection with the sale of such Terminated Obligation and (b) any reasonable expenses incurred by the seller in connection with such sale and, if transfers of the Terminated Obligation are subject to the Standard Terms and Conditions for Distressed Trade Confirmations, as published by the LSTA and as in effect on the Obligation Trade Date, reasonable legal costs incurred by the seller in connection with such sale, in each case to the extent not already reflected in the Final Price.
"Credit Event" means the occurrence of a Bankruptcy or Failure to Pay. For purposes of the determination of whether a Credit Event has occurred, the Obligation Category will be Borrowed Money, the Payment Requirement will be USD1,000,000 and no Obligation Characteristics will be specified. Capitalized terms used in this definition but not defined in this Confirmation shall have the meanings specified in the 2003 ISDA Credit Derivatives Definitions.

"Current Price" means, with respect to any Reference Obligation on any date of determination, the Calculation Agent's determination of the net cash proceeds that would be received from the sale on such date of determination of such Reference Obligation, net of the related Costs of Assignment. If Counterparty disputes the Calculation Agent's determination of the Current Price of any Reference Obligation, then Counterparty may, no later than three hours after Counterparty is given notice of such determination, designate two Dealers of credit standing acceptable to Citibank in the exercise of its reasonable discretion to provide a Firm Bid to Citibank within such three-hour period. The highest of such two Firm Bids will be the Current Price. The "Current Price" shall be expressed as a percentage of par and will be determined exclusive of accrued interest.
"Dealer" means (i) a nationally recognized independent dealer in the related Reference Obligation chosen by the Calculation Agent or its designated Affiliate (other than the Calculation Agent or any of its Affiliates), (ii) any Approved Buyer selected by Counterparty as provided in Clause 4(b) or (iii) any other entity (other than the Calculation Agent or any of its Affiliates) designated by the Calculation Agent or its designated Affiliate in its sole discretion as a "Dealer" for the purposes of this Confirmation.
"Delayed Drawdown Reference Obligation" means a Reference Obligation that (a) requires the holder thereof to make one or more future advances to the borrower under the instrument or agreement pursuant to which such Reference Obligation was issued or created, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates and (c) does not permit the re-borrowing of any amount previously repaid; provided that, on any date on which all commitments by the holder thereof to make advances to the borrower under such Delayed Drawdown Reference Obligation expire or are terminated or reduced to zero, such Reference Obligation shall cease to be a Delayed Drawdown Reference Obligation.
"Expense or Other Payment" means, without duplication, (a) the aggregate amount of any payments (other than extensions of credit) due from the lender(s) in respect of any Reference Obligation, including, without limitation, (i) any expense associated with any amendment, modification or waiver of the provisions of the related Reference Obligation Agreement or any related document, (ii) any reimbursement of any agents under the provisions of a credit agreement, (iii) any indemnity or other similar payment owing under the related Reference Obligation Agreement and (iv) any expense associated with any workout or restructuring of such Reference Obligation; and (b) any and all (i) amounts payable by the Citibank Holder or any of its Affiliates to one or more third parties in respect of judgments, damages or penalties with respect to, or amounts paid to one or more third parties in settlement of, claims, actions or suits and (ii) out-of-pocket costs, taxes, expenses, disbursements (including reasonable fees and disbursements of counsel) and other obligations payable to third parties, in each case, arising out of, in connection with, or as a result of the Citibank Holder acquiring, holding, administering, voting, exercising rights or remedies under, or disposing of, any Reference Obligation. Citibank shall provide Counterparty with documentation in reasonable detail of any such expense or other payment promptly following receipt of a notice from Counterparty reasonably requesting the same.
"Interest and Fee Amount" means, for any Citibank Fixed Amount Payer Payment Date and any Transaction, the aggregate amount of interest (including interest breakage costs), fees (including, without limitation, amendment, consent, tender, facility, letter of credit and other similar fees) and other amounts (other than in respect of principal and premium paid in respect of principal) paid with respect to the related Reference Obligation (after deduction of any withholding taxes for which the Reference Entities are not obligated to reimburse holders of the related Reference Obligation, if applicable) during the relevant Citibank Fixed Amount Payer Calculation Period; provided that Interest and Fee Amounts:
(a)in the case of "Interest and Accruing Fees" (as defined in the "Standard Terms and Conditions for Par/Near Par Trade Confirmations" or "Standard Terms and Conditions for Distressed Trade Confirmations", as applicable to the relevant Reference Obligation, most recently published by the

LSTA prior to the Trade Date), shall not include any amounts that accrue prior to the Obligation Settlement Date for the related Reference Obligation or that accrue on or after the Obligation Termination Date for the related Reference Obligation or portion thereof,
(b)in the case of "Non-Recurring Fees" (as so defined), shall not include any amounts that (i) are paid with respect to any event occurring prior to the Obligation Trade Date, or on or after the Termination Trade Date, for the related Reference Obligation or portion thereof or (ii) are paid with respect to the related Reference Obligation that is not held by or on behalf of Citibank as a hedge for the related Transaction, and
(c)shall be determined after deducting all customary and reasonable expenses that would be incurred by a buyer in connection with any purchase of the Reference Obligation as a hedge for such Transaction and, in connection with the establishment by the Citibank Holder of a related hedge in respect of such Transaction and shall be adjusted by any Delay Compensation as provided in Clause 6(b).
"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.
"LSTA" means The Loan Syndications and Trading Association, Inc. and any successor thereto.
"Portfolio Target Amount" means (a) during the Ramp-Up Period, the Maximum Portfolio Notional Amount, (b) during the Ramp-Down Period, the Portfolio Notional Amount on the day immediately preceding the first day of the Ramp-Down Period and (c) otherwise, the Portfolio Notional Amount.
"Rate Payments" means Counterparty First Floating Amounts, Counterparty Second Floating Amounts, Counterparty Third Floating Amounts and Citibank Fixed Amounts.
"Reference Obligation Agreement" means, in relation to any Reference Obligation, the term loan agreement, revolving loan agreement or other similar credit agreement governing such Reference Obligation.
"Revolving Reference Obligation" means a Reference Obligation that (a) requires the holder thereof to make one or more future advances to the borrower under the instrument or agreement pursuant to which such Reference Obligation was issued or created, (b) specifies a maximum aggregate amount that can be borrowed and (c) permits, during any period on or after the date on which the holder thereof acquires such Reference Obligation, the re-borrowing of any amount previously repaid; provided that, on the date that all commitments by the holder thereof to make advances to the borrower under such Revolving Reference Obligation expire or are terminated or reduced to zero, such Reference Obligation shall cease to be a Revolving Reference Obligation.
"Second Lien Obligation" means a Loan that is secured by collateral, but as to which the beneficiary or beneficiaries of such collateral security agree for the benefit of the holder or holders of other indebtedness secured by the same collateral ("First Lien Debt") as to one or more of the following: (1) to defer their right to enforce such collateral security either permanently or for a specified period of time while First Lien Debt is outstanding, (2) to permit a holder or holders of First Lien Debt to sell such collateral free and clear of the security in favor of such beneficiary or beneficiaries, (3) not to object to sales of assets by the obligor on such Loan following the commencement of a bankruptcy or other insolvency proceeding with respect to such obligor or to an application by the holder or holders of First Lien Debt to obtain adequate protection in any such proceeding and (4) not to contest the creation, validity, perfection or priority of First Lien Debt.

"Specified Reference Obligation" means any Reference Obligation that is designated as such by Counterparty in a notice to Citibank on or prior to the related Obligation Trade Date and whose inclusion in the Reference Portfolio (other than as a "Specified Reference Obligation") would not on the related Obligation Trade Date satisfy one or more of clauses (xii) through (xvi) of the Obligation Criteria.
"Subordinate" means, with respect to an obligation (the "Subordinated Obligation") and another obligation of the obligor thereon to which such obligation is being compared (the "Senior Obligation"), a contractual, trust or similar arrangement (without regard to the existence of preferred creditors arising by operation of law or to collateral, credit support, lien or other credit enhancement arrangements or provisions regarding the application of proceeds of any of the foregoing) providing that (i) upon the liquidation, dissolution, reorganization or winding up of the obligor, claims of the holders of the Senior Obligation will be satisfied prior to the claims of the holders of the Subordinated Obligation or (ii) the holders of the Subordinated Obligation will not be entitled to receive or retain payments in respect of their claims against the obligor at any time that the obligor is in payment arrears or is otherwise in default under the Senior Obligation.
"Term Obligation" means any Reference Obligation that is not a Committed Obligation.
"Terminated Obligation" means any Reference Obligation or portion of any Reference Obligation with respect to which the related Transaction (or portion thereof) whose Final Price is determined pursuant to Clause 4.
"Termination Settlement Date" means, for any Terminated Obligation, the date customary for settlement, substantially in accordance with the then-current market practice in the principal market for such Terminated Obligation (as determined by the Calculation Agent), of the sale of such Terminated Obligation with the trade date for such sale occurring on the related Termination Trade Date.
"Termination Trade Date" means, with respect to any Terminated Obligation, the date so designated in the related Accelerated Termination Notice or as provided in Clause 3(d); provided that:
(a)except as provided in the following clause (b), if the related Final Price is not determined in accordance with Clause 4(a), the "Termination Trade Date" will be the bid submission deadline for the Firm Bid or combination of Firm Bids for all of the Reference Amount of such Terminated Obligation that are to be the basis for determining the Final Price of such Terminated Obligation as designated by the Calculation Agent in order to cause the related Total Return Payment Date to occur as promptly as practicable (in the discretion of the Calculation Agent) after the date originally designated as the "Termination Trade Date" in the related Accelerated Termination Notice; and
(b)in respect of the Scheduled Termination Date, if the related Final Price is not determined in accordance with Clause 4(a), the "Termination Trade Date" will be the date so designated by the Calculation Agent in its discretion, occurring during the 30 calendar days preceding the Scheduled Termination Date (or earlier in the case of any Terminated Obligation determined by the Calculation Agent in its sole discretion to be a distressed loan or other obligation) in a manner reasonably likely to cause the final Total Return Payment Date to occur on the Scheduled Termination Date.
The Calculation Agent shall notify the parties of any Termination Trade Date designated by it pursuant to the foregoing proviso.
"Total Return Payment Date" means, with respect to any Terminated Obligation or Repaid Obligation, the fifth Business Day next succeeding the last day of the Monthly Period during which the related Obligation Termination Date occurs.

ANNEX I REFERENCE PORTFOLIO

Reference Obligation	Reference Entity	Reference Amount	Outstanding Principal Amount	Initial Price (%)	Obligation Trade Date	Obligation Settlement Date	Independent Amount Percentage

ANNEX II OBLIGATION CRITERIA
The "Obligation Criteria" are as follows:
(i)The obligation is a Loan.
(ii)The obligation is denominated in USD.
(iii)The obligation constitutes a legal, valid, binding and enforceable obligation of the applicable Reference Entity, enforceable against such person in accordance with its terms.
(iv)The obligation constitutes indebtedness for U.S. Federal income tax purposes.
(v)Except for any Delayed Drawdown Reference Obligation or Revolving Reference Obligation, the obligation does not require any future advances to be made to the related issuer or obligor on or after the Obligation Trade Date.
(vi)The obligation is not Subordinate.
(vii)The obligation is secured.
(viii)Transfers thereof on the Obligation Trade Date may be effected pursuant to the Standard Terms and Conditions for Par/Near Par Trade Confirmations and not the Standard Terms and Conditions for Distressed Trade Confirmations, in each case as published by the LSTA and as in effect on the Obligation Trade Date.
(ix)The obligation is on the Obligation Trade Date part of a fungible class of debt obligations (as to issuance date and all economic terms) of at least USD150,000,000.
(x)The obligation has an Initial Price as of the Obligation Trade Date of at least 80%.
(xi)The obligation has on the Obligation Trade Date a Moody's Rating of at least B3 and an S&P Rating of at least B-.
(xii)Except for any Specified Reference Obligation, the obligation is not a Second Lien Obligation.
(xiii)Except for any Specified Reference Obligation, the obligation is on the Obligation Trade Date part of a fungible class of debt obligations (as to issuance date and all economic terms) of at least USD300,000,000.
(xiv)Except for any Specified Reference Obligation, the obligation is on the Obligation Trade Date and at all times thereafter the subject of at least two bid quotations from nationally recognized independent dealers in the related obligation as reported on a nationally recognized pricing service.
(xv)Except for any Specified Reference Obligation, the obligation has an Initial Price as of the Obligation Trade Date of at least 90%.

(xvi)Except for any Specified Reference Obligation, the obligation has on the Obligation Trade Date a Moody's Rating of at least B3 and an S&P Rating of at least B-.
For purposes hereof:
"Moody's" means Moody's Investors Service, Inc. or any successor thereto.
"Moody's Rating" means, with respect to a Reference Obligation, as of any date of determination:
(i)if the Reference Obligation itself is rated by Moody's (including pursuant to any credit estimate), such rating,
(ii)if the foregoing paragraph is not applicable, then, if the Reference Obligation is a Loan and the related Reference Entity has a corporate family rating by Moody's, the rating specified in the applicable row of the table below under "Relevant Rating" opposite the row in the table below that describes such Loan:

Loan	Relevant Rating
The Loan is a secured obligation, but is not a Second Lien Obligation and is not Subordinate	The rating by Moody's that is one rating subcategory above such corporate family rating
The Loan is an unsecured obligation or is a Second Lien Obligation, but is not Subordinate	The rating by Moody's that is one rating subcategory below such corporate family rating
The Loan is Subordinate	The rating by Moody's that is two rating subcategories below such corporate family rating

(iii)if the foregoing paragraphs are not applicable, but there is a rating by Moody's on a secured obligation of the Reference Entity that is not a Second Lien Obligation and is not Subordinate (the "other obligation"), the rating specified in the applicable row of the table below under "Relevant Rating" opposite the row in the table below that describes such Reference Obligation:

Reference Obligation	Relevant Rating
The Reference Obligation is a secured obligation, but is not a Second Lien Obligation and is not Subordinate	The rating assigned by Moody's to the other obligation
The Reference Obligation is an unsecured obligation or is a Second Lien Obligation, but is not Subordinate	The rating by Moody's that is one rating subcategory below the rating assigned by Moody's to the other obligation
The Reference Obligation is Subordinate	The rating by Moody's that is two rating subcategories below the rating assigned by Moody's to the other obligation

(iv)if the foregoing paragraphs are not applicable, but there is a rating by Moody's on an unsecured obligation of the Reference Entity (or, failing that, an obligation that is a Second Lien Obligation) but is not Subordinate (the "other obligation"), the rating specified in the applicable row of the table below under "Relevant Rating" opposite the row in the table below that describes such Reference Obligation:

Reference Obligation	Relevant Rating
The Reference Obligation is a secured obligation, but is not a Second Lien Obligation and is not Subordinate	The rating by Moody's that is one rating subcategory above the rating assigned by Moody's to the other obligation
The Reference Obligation is an unsecured obligation or is a Second Lien Obligation, but is not Subordinate	The rating assigned by Moody's to the other obligation
The Reference Obligation is Subordinate	The rating by Moody's that is one rating subcategory below the rating assigned by Moody's to the other obligation

(v)if the foregoing paragraphs are not applicable, but there is a rating by Moody's on an obligation of the Reference Entity that is Subordinate (the "other obligation"), the rating specified in the applicable row of the table below under "Relevant Rating" opposite the row in the table below that describes such Reference Obligation:

Reference Obligation	Relevant Rating
The Reference Obligation is a secured obligation, but is not a Second Lien Obligation and is not Subordinate	The rating by Moody's that is two rating subcategories above the rating assigned by Moody's to the other obligation
The Reference Obligation is an unsecured obligation or is a Second Lien Obligation, but is not Subordinate	The rating by Moody's that is one rating subcategory above the rating assigned by Moody's to the other obligation
The Reference Obligation is Subordinate	The rating assigned by Moody's to the other obligation

(vi)if a rating cannot be assigned pursuant to clauses (i) through (v), the Moody's Rating may be determined using any of the methods below:
(A)for up to 5% of the Portfolio Target Amount, Counterparty may apply to Moody's for a shadow rating or public rating of such Reference Obligation, which shall then be the Moody's Rating (and Counterparty may deem the Moody's Rating of such Reference Obligation to be "B3" pending receipt of such shadow rating or public rating, as the case may be); provided that (x) a Reference Obligation will not be included in the 5% limit of the Portfolio Target Amount if Counterparty has assigned a rating to such Reference Obligation in accordance with clause (B) below and (y) upon receipt of a shadow rating or public rating, as the case may be, such Reference Obligation will not be included in the 5% limit of the Portfolio Target Amount; or
(B)for up to 5% of the Portfolio Target Amount, if there is a private rating of an obligor that has been provided by S&P to Citibank and Counterparty, Counterparty may impute a Moody's Rating that corresponds to such private rating; provided that a Reference Obligation will not be included in the 5% limit of the Portfolio Target Amount if Counterparty has applied to Moody's for a shadow rating.
For purposes of the foregoing, a "private rating" shall refer to a rating obtained by Citibank, by Counterparty or by or on behalf of an obligor on a Reference Obligation that is not disseminated publicly; whereas a "shadow rating" shall refer to a credit estimate obtained upon application of Counterparty or a holder of a Reference Obligation. Any private rating or shadow rating shall be required to be refreshed annually. If Counterparty applies to Moody's for a shadow rating or public rating of a Reference Obligation, Counterparty shall provide evidence to Citibank of such application and shall notify Citibank of the expected rating. Counterparty shall notify Citibank of the shadow rating or public rating assigned by Moody's to a Reference Obligation.
"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto.
"S&P Rating" means, with respect to a Reference Obligation:
(i)if the Reference Obligation itself is rated by S&P (including pursuant to any credit estimate), such rating,
(ii)if the foregoing paragraph is not applicable, then, if the Reference Obligation is a Loan and the related Reference Entity has a corporate issuer rating by S&P, the rating specified in the applicable row of the table below under "Relevant Rating" opposite the row in the table below that describes such Loan:

Loan	Relevant Rating
The Loan is a secured obligation, but is not a Second Lien Obligation and is not Subordinate	The rating by S&P that is one rating subcategory above such corporate issuer rating
The Loan is an unsecured obligation or is a Second Lien Obligation, but is not Subordinate	The rating by S&P that is one rating subcategory below such corporate issuer rating
The Loan is Subordinate	The rating by S&P that is two rating subcategories below such corporate issuer rating

(iii)if the foregoing paragraphs are not applicable, but there is a rating by S&P on a secured obligation of the Reference Entity that is not a Second Lien Obligation and is not Subordinate (the "other obligation"), the rating specified in the applicable row of the table below under "Relevant Rating" opposite the row in the table below that describes such Reference Obligation:

Reference Obligation	Relevant Rating
The Reference Obligation is a secured obligation, but is not a Second Lien Obligation and is not Subordinate	The rating assigned by S&P to the other obligation
The Reference Obligation is an unsecured obligation or is a Second Lien Obligation, but is not Subordinate	The rating by S&P that is one rating subcategory below the rating assigned by S&P to the other obligation
The Reference Obligation is Subordinate	The rating by S&P that is two rating subcategories below the rating assigned by S&P to the other obligation

(iv)if the foregoing paragraphs are not applicable, but there is a rating by S&P on an unsecured obligation of the Reference Entity (or, failing that, an obligation that is a Second Lien Obligation) but is not Subordinate (the "other obligation"), the rating specified in the applicable row of the table below under "Relevant Rating" opposite the row in the table below that describes such Reference Obligation:

Reference Obligation	Relevant Rating
The Reference Obligation is a secured obligation, but is not a Second Lien Obligation and is not Subordinate	The rating by S&P that is one rating subcategory above the rating assigned by S&P to the other obligation
The Reference Obligation is an unsecured obligation or is a Second Lien Obligation, but is not Subordinate	The rating assigned by S&P to the other obligation
The Reference Obligation is Subordinate	The rating by S&P that is one rating subcategory below the rating assigned by S&P to the other obligation

(v)if the foregoing paragraphs are not applicable, but there is a rating by S&P on an obligation of the Reference Entity that is Subordinate (the "other obligation"), the rating specified in the applicable row of the table below under "Relevant Rating" opposite the row in the table below that describes such Reference Obligation:

Reference Obligation	Relevant Rating
The Reference Obligation is a secured obligation, but is not a Second Lien Obligation and is not Subordinate	The rating by S&P that is two rating subcategories above the rating assigned by S&P to the other obligation

The Reference Obligation is an unsecured obligation or is a Second Lien Obligation, but is not Subordinate	The rating by S&P that is one rating subcategory above the rating assigned by S&P to the other obligation
The Reference Obligation is Subordinate	The rating assigned by S&P to the other obligation

(vi)if the foregoing paragraphs are not applicable, then the S&P Rating shall be "CC"; provided that if application has been made to S&P to rate a Reference Obligation and such Reference Obligation has a Moody's Rating, then (x) the S&P Rating with respect to such Reference Obligation shall, pending the receipt of such rating from S&P, be equal to the S&P Rating that is equivalent to such Moody's Rating and (y) Reference Obligations in the Reference Portfolio constituting no more, by aggregate Notional Amount, than 10% of the Portfolio Target Amount may be given a S&P Rating based on a rating given by Moody's as provided in clause (x) (immediately after giving effect to the addition of the relevant Reference Obligation, if applicable).

PORTFOLIO CRITERIA
The "Portfolio Criteria" are as follows:
(i)The Portfolio Notional Amount does not exceed the Maximum Portfolio Notional Amount.
(ii)The sum of the Notional Amounts for all Committed Obligations does not exceed 5% of the Portfolio Target Amount.
(iii)The sum of the Notional Amounts for Reference Obligations of any single Reference Entity or any of its Affiliates does not exceed 5% of the Portfolio Target Amount.
(iv)The sum of the Notional Amounts for Reference Obligations of Reference Entities in any single Moody's Industry Classification Group does not exceed 15% of the Portfolio Target Amount; provided that (x) the sum of the Notional Amounts for Reference Obligations of Reference Entities in one single Moody's Industry Classification Group may be up to 20% of the Portfolio Target Amount and (y) the sum of the Notional Amounts for Reference Obligations of Reference Entities in a second single Moody's Industry Classification Group may be up to 17.5% of the Portfolio Target Amount.
(v)The sum of the Notional Amounts for all Specified Reference Obligations does not exceed 10% of the Portfolio Target Amount.
(vi)After the Ramp-Up Period and prior to the Ramp-Down Period, the Reference Portfolio has a Weighted Average Rating of at most 2,720.
For purposes hereof:
"Moody's Industry Classification Groups" means each of the categories set forth in Table 1 below.
"Weighted Average Rating" means, as of any date of determination, the number obtained by (a) multiplying the Notional Amount of each Reference Obligation by the applicable Rating Factor (as set forth in Table 2 below) with respect to such Reference Obligation; (b) summing the products obtained in clause (a) for all Reference Obligations; and (c) dividing the sum obtained in clause (b) by the aggregate of the Notional Amounts of all Reference Obligations.

TABLE 1
MOODY'S INDUSTRY CLASSIFICATION GROUPS
Moody's Industry Codes Aerospace & Defense Automotive
Banking, Finance, Insurance & Real Estate Beverage, Food & Tobacco
Capital Equipment Chemicals, Plastics & Rubber Construction & Building Consumer goods: Durable
Consumer goods: Non-durable Containers, Packaging & Glass Energy: Electricity
Energy: Oil & Gas Environmental Industries Forest Products & Paper Healthcare & Pharmaceuticals High Tech Industries
Hotel, Gaming & Leisure
Media: Advertising, Printing & Publishing Media: Broadcasting & Subscription Media: Diversified & Production
Metals & Mining Retail
Services: Business Services: Consumer Sovereign & Public Finance Telecommunications Transportation: Cargo Transportation: Consumer Utilities: Electric
Utilities: Oil & Gas Utilities: Water Wholesale

TABLE 2 RATING FACTORS

Moody's Rating	Rating Factor
Aaa	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1,350
Ba3	1,766
B1	2,220
B2	2,720
B3	3,490
Caa1	4,770
Caa2	6,500
Caa3	8,070
Below Caa3	10,000

APPROVED BUYERS

Bank of America, N.A.
The Bank of Montreal
The Bank of New York Mellon, N.A. Barclays Bank plc.
BNP Paribas Citibank, N.A.
Canadian Imperial Bank of Commerce Credit Suisse
Deutsche Bank AG Goldman Sachs & Co. HSBC Bank
JPMorgan Chase Bank, N.A. Morgan Stanley & Co.
Nomura Securities Northern Trust Company Royal Bank of Canada
The Royal Bank of Scotland plc. Scotia Capital
Société Générale
The Toronto-Dominion Bank UBS AG
U.S. Bank, National Association
Wells Fargo Bank, National Association

{Bilateral Form)    {ISDA Agreements Subject to New York Law Only)

ISDA®
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the

.........2.00.2..TS.DA.M.a.ste.r .Ag.re.em.en.t .........
dated as of .M.a.y.18., 2.02.1...

between
Citibank, N.A.    RACR-FS, LLC
..................... and ...................
("Party A")    ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:-
Paragraph 1. Interpretation
(a)Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b)Secured Party and Pledgor. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Copyright © 1994 by International Swaps and Derivatives Association, Inc.

Paragraph 3. Credit Support Obligations
(a)Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the amount by which:
(i)the Credit Support Amount exceeds
(ii)the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.
(b)Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Return Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:
(i)the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds
(ii)the Credit Support Amount.
"Credit Support Amount" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.
Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions
(a)Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:
(i)no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and
(ii)no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.
(c)Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

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{d) Substitutions.
(i)Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and
(ii)subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.
Paragraph 5. Dispute Resolution
If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:
(A)utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;
(B)calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and
(C)utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.
(ii)In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.
Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

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Paragraph 6. Holding and Using Posted Collateral
(a)Care of Posted Collateral. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.
(b)Eligibility to Hold Posted Collateral; Custodians.
(i)General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.
(ii)Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.
(iii)Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.
(c)Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:
(i)sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and
(ii)register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.
(d)Distributions and Interest Amount.
(i)Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

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(ii)Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.
Paragraph 7. Events of Default
For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:
(i)that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;
(ii)that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or
(iii)that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.
Paragraph 8. Certain Rights and Remedies
(a)Secured Party's Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:
(i)all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;
(ii)any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;
(iii)the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(iv)the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.
Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

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(b)Pledgor's Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):
(i)the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;
(ii)the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;
(iii)the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and
(iv)to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to
(iii) above, the Pledgor may:
(A)Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(B)to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.
(c)Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).
(d)Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.
Paragraph 9. Representations
Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:
(i)it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;
(ii)it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;
(iii)upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and
(iv)the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

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Paragraph 10. Expenses
(a)General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.
(b)Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).
(c)Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.
Paragraph 11. Miscellaneous
(a)Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(b)Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.
(c)Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).
(d)Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.
(e)Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.
(f)Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

7

ISDA®1994

Paragraph 12. Definitions
As used in this Annex:-
"Cash" means the lawful currency of the United States of America. "Credit Support Amount" has the meaning specified in Paragraph 3. "Custodian" has the meaning specified in Paragraphs 6(b)(i) and 13. "Delivery Amount" has the meaning specified in Paragraph 3(a). "Disputing Party" has the meaning specified in Paragraph 5.
"Distributions" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.
"Eligible Collateral" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
"Eligible Credit Support" means Eligible Collateral and Other Eligible Support.
"Exposure" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").
means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:
(x)the amount of that Cash on that day; multiplied by
(y)the Interest Rate in effect for that day; divided by
(z)360.
"Interest Period" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.
"Interest Rate" means the rate specified in Paragraph 13.
"Local Business Day", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

8

ISDA®1994

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
"Notification Time" has the meaning specified in Paragraph 13.
"Obligations" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.
"Other Eligible Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
"Other Posted Support" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.
"Pledgor" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
"Posted Collateral" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
"Posted Credit Support" means Posted Collateral and Other Posted Support.
"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.
has the meaning specified in Paragraph 13.
"Return Amount" has the meaning specified in Paragraph 3(b).
"Secured Party" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
"Specified Condition" means, with respect to a party, any event specified as such for that party in Paragraph 13.
"Substitute Credit Support" has the meaning specified in Paragraph 4(d)(i).
"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).
"Threshold" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
"Transfer" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:
(i)in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;
(ii)in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;
(iii)in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and
(iv)in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

9

ISDA®1994

"Valuation Agent" has the meaning specified in Paragraph 13.
"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 13. "Valuation Percentage" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13. "Valuation Time" has the meaning specified in Paragraph 13.
"Value" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
(i)Eligible Collateral or Posted Collateral that is:
(A)Cash, the amount thereof; and
(B)a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
(ii)Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and
(iii)Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

10

ISDA®1994

EXECUTION COPY

Paragraph 13. Elections and Variables

(a)Security Interest for "Obligations". The term "Obligations" shall have the meaning set forth in Paragraph 12.

(b)Credit Support Obligations.

(i)Delivery Amount, Return Amount and Credit Support Amount; Addition to Paragraph 3.

(A)"Delivery Amount" has the meaning set forth in Paragraph 3(a).

(B)"Return Amount" has the meaning set forth in Paragraph 3(b).

(C)"Credit Support Amount" means for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) the Pledgor's Threshold, if any; provided, however, that (x) in the case where the sum of the Independent Amounts applicable to the Pledgor exceeds zero, the Credit Support Amount will not be less than the sum of all Independent Amounts applicable to the Pledgor and (y) in all other cases, the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields an amount less than zero.
Solely for purposes of calculating the Credit Support Amount for any Valuation Date, the amount referred to in clause (ii) of the foregoing definition of "Credit Support Amount" will be increased by the excess, if any, of (x) the aggregate of all Supplemental Independent Amounts applicable to the Pledgor, if any, over (y) the greater of (1) zero and (2) the Secured Party's Exposure for that Valuation Date.

(D)Delivery of Independent Amounts and Supplemental Independent Amounts. Notwithstanding anything herein to the contrary (including without limitation the provisions of Paragraph 3), with regard to Transfers of Independent Amounts and Supplemental Independent Amounts, the relevant Transfer shall be made in full by the close of business on the Local Business Day following the Trade Date (or, in the case of the Subject Confirmation, the Obligation Trade Date) of the applicable Transaction.

(ii)Eligible Collateral.    The items set forth on Schedule I hereto will qualify as
"Eligible Collateral".

(iii)Other Eligible Support. There shall be no "Other Eligible Support" for Party A for purposes of this Annex. There shall be no "Other Eligible Support" for Party B for purposes of this Annex, except that, although the parties intend that Transactions entered into under the Confirmation dated May 18, 2021 (as amended, supplemented, restated and otherwise modified and in effect from time to time, the "Subject Confirmation") shall be subject to, and interpreted and performed in

11

accordance with, the representations and warranties made in Clause 7 of the Subject Confirmation, in the event that any such Transaction is for any purpose deemed to be a loan made by Party A to Party B, any Reference Obligation (as defined in the Subject Confirmation) held by any Citibank Holder (as defined in the Subject Confirmation) as a hedge for any Transaction and all proceeds thereof shall be deemed to be Other Eligible Support and Other Posted Support.

(iv)Thresholds.

(A)"Independent Amount" shall mean, (x) with respect to Party A and with regard to any Transaction, zero and, (y) with respect to Party B and with regard to any Transaction, the amount specified as such in the relevant Confirmation.

(B)"Supplemental Independent Amount" shall mean, (x) with respect to Party A and with regard to any Transaction, zero and, (y) with respect to Party B and with regard to any Transaction, the amount specified as such in the relevant Confirmation.

(C)"Threshold" shall mean, with respect to both Party A and Party B, zero.

(D)"Minimum Transfer Amount" for purposes of computing a Delivery Amount pursuant to Paragraph 3(a) and a Return Amount pursuant to Paragraph 3(b), as of any date shall be USD250,000.

(E)Rounding. The Delivery Amount and the Return Amount will not be rounded.
(c)Valuation and Timing.
(i)"Valuation Agent" means Party A.

(ii)"Valuation Date" means each Local Business Day.

(iii)"Valuation Time" means, with respect to the determination of Exposure, Value of Eligible Credit Support and Posted Credit Support, the close of business on the Local Business Day immediately before the Valuation Date or date of calculation, as applicable.

(iv)"Notification Time" means 11:00 a.m. New York time on a Valuation Date; provided, however, that, notwithstanding Paragraph 4(b) and any other terms in this Paragraph 13 that specify the time or date as of which transfers of Eligible Credit Support or Posted Credit Support are made upon demand, subject to Paragraphs 4(a) and 5, if a demand for Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer shall be made not later than the close of business on the same Local Business Day as the date of demand, and if a demand is received after the Notification Time, then the relevant Transfer shall be made not later than the close of business on the Local Business Day following the same Local Business Day of the date of demand.

(d)Conditions Precedent and Secured Party's Rights and Remedies.

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Each Termination Event specified below with respect to a party will be a "Specified Condition" for that party (the specified party being the Affected Party if a Termination Event or Additional Termination Event occurs with respect to such party):

	Party A	Party B
Illegality	[ ]	[ ]
Tax Event	[ ]	[ ]
Tax Event Upon Merger	[ ]	[ ]
Credit Event Upon Merger	[X]	[X]
Additional Termination Events specified in the Schedule to this	[X]	[X]
Agreement

(e)Substitution. "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).
(f)Dispute Resolution.
(i)"Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 5.
(ii)Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support or Eligible Credit Support will be calculated as follows:
With respect to Cash, the Value will be the amount thereof.

(iii)Alternative. The provisions of Paragraph 5 will apply as amended by deleting Paragraphs 5(1) and 5(2) in their entirety and replacing them with the following:
"(1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on (X) the date that the Transfer is due in respect of such Delivery Amount or Return Amount in the case of (I) above, or (Y) the Local Business Day following the date of Transfer in the case of (II) above,

(2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on (X) the date that the Transfer is due in respect of such Delivery Amount or Return Amount in the case of (I) above, or
(Y) the Local Business Day following the date of Transfer in the case of (II) above."

(g)Holding and Using Posted Collateral.

(i)Eligibility to Hold Posted Collateral; Custodians. A party or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b) provided that such party is not a Defaulting Party.

Neither party as Secured Party will be entitled to hold Posted Collateral except through a Custodian pursuant to the Account Control Agreement.

13

As used herein, "Account Control Agreement" means the account control agreement in the form of Appendix I hereto among Party A, Party B and US Bank National Association.

Party A and Party B agree that, notwithstanding Paragraph 13(g)(i) (Eligibility to Hold Posted Collateral; Custodians), all Posted Collateral in the form of Cash Transferred by Party B to Party A to satisfy any Transfer Obligation, shall be Transferred by Party B to an account of Party B's Custodian and held in the name of Party B for the benefit of Party A as Secured Party (such account, together with all of the securities, financial assets, funds, Cash and other property credited thereto from time to time, the "Eligible Cash Account") made subject to the Account Control Agreement; provided that such agreement shall provide that Cash credited to the Eligible Cash Account be invested overnight in money market funds if and to the extent agreed by Party A and Party B. Party B hereby pledges to Party A, as the Secured Party, as security for its Obligations, and grants to Party A a first priority continuing security interest in, lien on and right of Set-off against the Eligible Cash Account. Upon the satisfaction of Party B's Obligations hereunder, the security interest and lien granted hereunder on the Eligible Cash Account will be released immediately and Party A agrees to take such further action as is reasonably requested by Party B to affect such release, including, without limitation, termination of the account control agreement with respect to such Eligible Cash Account. References in this Annex to Posted Collateral or Posted Credit Support "held by the Secured Party" shall be deemed also to refer to Posted Collateral or Posted Credit Support, as applicable, held at the Custodian pursuant to this paragraph. For the avoidance of doubt, Posted Collateral in any other form may be held by Party A at the Custodian in accordance with this Annex. Solely with respect to Independent Amounts, in the event of a conflict between this Paragraph 13(g)(i) and any other provision relating to Independent Amounts, including any separate segregation election, such other provision shall prevail.
Pledgor represents and warrants that it owns or otherwise has the power to create the security interest provided for in Account Control Agreement and hereunder in the property and cash in the Eligible Cash Account free and clear of all liens, claims, security interests and encumbrances (except those granted herein) and, subject to the terms hereof, hereby grants to Secured Party a pledge and security interest in all of Pledgor's right, title and interest in the Eligible Cash Account, all securities, cash and financial assets credited to the Eligible Cash Account from time to time, and all proceeds of the foregoing, as security for Pledgor's obligations to Secured Party pursuant to this Annex.

(ii)Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to either party.
(h)Distributions and Interest Amount.

(i)Interest Rate. The "Interest Rate" with respect to U.S. Dollars will be the "Federal Funds Rate", set forth in H.15 (519) for that day opposite the caption "Federal Funds (Effective)." If on any day such rate is not yet published in H.15 (519), the rate for such day will be the rate set forth in Bloomberg Screen page FEDL01<INDEX><HP><GO> for that day under the caption "FED FUNDS EFFECTIVE", or such other rate as may be agreed by the parties. For this purpose "H.15 (519)" shall have the meaning specified in the Annex to the 2000 Definitions as published by the International Swaps and Derivatives Association, Inc.

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(ii)Transfer of Interest Amount. Transfers of the Interest Amount will be made in arrears on the last Local Business Day of each calendar month.

(iii)Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply, provided, however, that the Interest Amount will compound daily.

(iv)Negative Interest Amount. If an Interest Amount transferable by the Secured Party to the Pledgor in accordance with Paragraph 6(d)(ii) is a negative number (either due to a quoted negative Interest Rate or by operation of a negative spread and/or margin (howsoever called) that is expressed to be applied to the Interest Rate), then the Interest Amount required to be transferred by the Secured Party will be deemed to be zero and the Pledgor will instead transfer to the Secured Party, on such date, the absolute value of such negative Interest Amount as calculated (each such Interest Amount, a "Negative Interest Amount"). Such transfer of a Negative Interest Amount shall not be subject to the requirement that it should not result in the creation or increase in a Delivery Amount.

(i)Additional Representations.

(i)Notwithstanding anything to the contrary contained herein, a party ("X") shall be the beneficial owner, within the meaning of the U.S. tax laws, of any securities it shall Transfer as collateral to the other party ("Y") pursuant to the terms hereof.

(ii)X shall promptly provide to Y, upon written request, any tax documentation reasonably requested by Y to allow Y to make gross interest payments to X in respect of any Posted Collateral Transferred to Y pursuant hereto.

(j)Other Eligible Support and Other Posted Support.

(i)"Value" with respect to Other Eligible Support and Other Posted Support shall not be applicable.

(ii)"Transfer" has the meaning specified in Paragraph 12.
(k)Demands and Notices.
All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Annex, provided, that the address for Party A for such purposes shall be:
Citibank, N.A. Collateral Management Group 499 Washington Blvd., 7th Floor
Jersey City, NJ 07310 Telephone no. (212) 816-8090
Email: derivatives.margin@citi.com

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and the address for Party B for such purposes shall be:

RACR-FS, LLC
c/o CIM Group 4700 Wilshire Boulevard Los Angeles, CA 90010
Telephone no.: Email: 646.652.8473
Email: RACR_TRS@cimgroup.com

(l)Other Provisions.

(i)Custodians. A party shall be eligible to serve as Custodian if and for so long as it
(i) is not affiliated with Party B, (ii) is a trust company or commercial bank with trust powers, organized under the laws of the United States of America or any state thereof and subject to supervision or examination by federal or state authority, having a combined capital and surplus of at least USD500,000,000 and (iii) shall have outstanding long term unsecured unsubordinated debt securities rated at least "Baa2" by Moody's Investors Service, Inc. or "BBB" by Standard & Poor's.

(ii)Actions Hereunder. Either party may take any actions hereunder, including liquidation rights, through its Custodian or other agent.

(iii)Events of Default. Paragraph 7(i) shall be amended and restated in its entirety as follows: "(i) that party fails (or fails to cause its Custodian) to make, when due any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount as applicable, required to be made by it and that failure continues for one Local Business Day after notice of that failure is given to that party;"
(iv)Local Business Day. Notwithstanding anything to the contrary contained herein, Local Business Day shall, in addition to any other meaning specified herein, include a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York.

(v)Conflicts. For the avoidance of doubt and notwithstanding Paragraph 1(a) of this Annex to the contrary, in the event of any conflict between the elections made in this Paragraph 13 and any definitions amended in or added to Paragraph 12 that specifically refer to, limit, alter or condition elections made in Paragraph 13, such amended or added definitions will prevail.

(vi)Custodial Liens. Paragraph 9(ii) shall be amended by adding "or any security interest arising under the Account Control Agreement" at the end thereof, immediately before the semicolon.

(vii)Governing Law. Notwithstanding anything to the contrary in the ISDA Master Agreement, this Annex, and any non-contractual obligations arising out or in connection with this Annex, will be governed by and construed in accordance with the laws of the State of New York.

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[signature page follows]

17

IN WITNESS WHEREOF, the parties hereto have executed this Annex as of the date first above written.

CITIBANK, N.A., as Party A    RACR-FS, LLC, as Party B

By:	/s/ Daniel Whitney	By:	/s/ Nathan DeBacker
Name:	Daniel Whitney	Name:	Nathan DeBacker
Title:	Vice President	Title:	Chief Financial Officer

Schedule I

Party A    Party B    Valuation
    Percentage

Cash denominated in USD    X    X    100%

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Appendix I

20

EXECUTION VERSION

ACCOUNT CONTROL AGREEMENT

among

RACR-FS, LLC, as PLEDGOR CITIBANK, N.A., as SECURED PARTY
and
U.S. BANK NATIONAL ASSOCIATION, as BANK

THIS ACCOUNT CONTROL AGREEMENT (this "Agreement"), dated as of May 18, 2021, by and among RACR-FS, LLC, a Delaware Limited Liability Company, as pledgor (the "Pledgor"), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America (the "Secured Party") and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America solely in its capacity as bank under this Agreement, and any successors appointed pursuant to the terms hereof (the "Bank").

WHEREAS, the Pledgor and the Secured Party are parties to a Credit Support Annex ("CSA") to the Schedule to the ISDA 2002 Master Agreement dated as of May 18, 2021 (the "Master Agreement"), pursuant to which the Pledgor has granted the Secured Party a security interest in account #197495-201, an account established and maintained by the Bank for the Pledgor (the "Account").

WHEREAS, the parties wish that the Bank enter into this Agreement in order to provide for the "control" (as defined in Section 9-104(a) of the Uniform Commercial Code in effect in the State of New York ("UCC") in the case of a deposit account) of the Account as a means to perfect the security interest of the Secured Party.
WHEREAS, capitalized terms used herein without definition and that are defined in Article 8 or Article 9 of the UCC shall have the respective meanings set forth therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby irrevocably acknowledged, the parties hereto agree as follows:
1.The Account. The Pledgor and the Bank represent and warrant to, and agree with the Secured Party that:
(a)The Bank maintains the Account for the Pledgor, and all cash held by the Bank for the account of the Pledgor are, and will continue to be, credited to the Account in accordance with instructions given by the Pledgor (unless otherwise provided herein).

(b)To the extent that cash is credited to the Account, the Account is a deposit account. The Bank is the bank with which the Account is maintained. The Pledgor is the Bank's customer with respect to the Account.

(c)Notwithstanding any other agreement to the contrary, (i) for purposes of Sections 8-110 and 9-305 of the UCC, the Bank's securities intermediary's jurisdiction with respect to the Account is the State of New York and (ii) the law of the State of New York is applicable to all issues specified in Article 2(1) of the means "The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary", ratified Sept. 28, 2016, S. Treaty Doc. No. 112-6 (2012) (the "Hague Convention"). In addition, the Bank represents and warrants that, as of the date hereof, it has an office located in the United States of America that is not intended merely to be temporary and that also meets the description set forth in the second sentence of Article 4(1) of Hague Convention.

(d)The Pledgor and the Bank do not know of any claim to or interest in the Account or any cash credited to the Account, except for claims and interests of the parties referred to in this Agreement.

2.Control over Account. [CHECK ONE BOX ONLY]

The Bank shall comply with all instructions and notifications the Bank receives directing the disposition of cash in the Account ("Account Direction"), in each case originated by:

( ) the Pledgor, until the time that that Bank receives a notice, substantially in the form attached hereto as Exhibit A (a "Notice Of Exclusive Control") from the Secured Party that the Secured Party is exercising its right to exclusive control over the Account, and after such time that the Bank receives a Notice of Exclusive Control, the Secured Party, without further consent by the Pledgor. Until the Bank receives a Notice of Exclusive Control from the Secured Party that the Secured Party will exercise exclusive control over the Account, the Bank shall distribute to the Pledgor all cash in the Account on a quarterly basis. If the Bank receives from the Secured Party a Notice of Exclusive Control, the Bank shall cease complying with Account Directions of the Pledgor, and shall cease distributing to the Pledgor cash in the Account.
(X) the Secured Party. The Account shall be under the sole dominion and control of the Secured Party. None of the Pledgor, nor any other person or entity, acting through or under the Pledgor, shall have any control over the use of, or any right to withdraw any amount from, the Account.

Without limiting the generality of the foregoing, (a) the Bank agrees that it will comply with all such instructions, notifications and directions originated by the Secured Party with respect to the Account and all cash credited thereto without further consent by the Pledgor and (b) the Bank shall from time to time accept cash from the Pledgor for deposit into the Account.

3.Priority of Secured Party's Security Interest. The Bank subordinates in favor of the Secured Party any interest, lien or right of setoff it may have, now or in the future, against the Account; provided, however, that, subject to the foregoing, the Bank may set off all amounts due to it in respect of its expenses (including without limitation the payment of any legal fees or expenses) or any amounts payable pursuant to Section 4 hereof.

4.Tax Reporting.

(a)The Pledgor and the Secured Party shall upon the execution of this Agreement provide the Bank with a duly completed and properly executed IRS Form W-

9 or applicable Form W-8, in the case of a non-U.S. person, for each payee, together with any other documentation and information requested by the Bank in connection with the Bank's tax reporting obligations under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. With respect to the Bank's tax reporting obligations under the Code, the Foreign Account Tax Compliance Act and the Foreign Investment in Real Property Tax Act and any other applicable law or regulation, the Pledgor and the Secured Party understand, that, in the event valid U.S. tax forms or other required supporting documentation are not provided to the Bank, the Bank may be required to withhold tax from the cash in the Account and report account information on any cash in the Account.

(b)Should the Bank become liable for the payment of taxes, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment made hereunder, the Bank shall satisfy such liability to the extent possible from the cash in the Account. The Pledgor agrees to indemnify and hold the Bank harmless pursuant to Section 6 hereof from any liability or obligation on account of taxes, assessments, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Bank.
(c)The Bank's rights under this Section shall survive the termination of this Agreement or the resignation or removal of the Bank.

5.Concerning the Bank.
(a)Bank Duties. Each of the Pledgor and the Secured Party acknowledges and agrees that (i) the duties, responsibilities and obligations of the Bank shall be limited to those expressly set forth in this Agreement, each of which is administrative or ministerial (and shall not be construed to be fiduciary in nature), and no duties, responsibilities or obligations shall be inferred or implied, (ii) the Bank shall not be responsible for any of the agreements referred to or described herein (including without limitation the CSA), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, and (iii) the Bank shall not be required to expend or risk any of its own funds to satisfy payments from the Account hereunder.

(b)Liability of Bank. The Bank shall not be liable for any damage, loss or injury resulting from any action taken or omitted in the absence of gross negligence, fraud or willful misconduct (as finally adjudicated by a court of competent jurisdiction). In no event shall the Bank be liable for indirect, incidental, consequential, punitive or special losses or damages (including but not limited to lost profits), regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated. The Bank shall be entitled to rely upon any instruction, notice, request or other instrument delivered to it without being required to determine the authenticity or validity thereof, or the truth or accuracy of any information stated therein. The Bank may act in reliance upon any signature believed by it to be genuine and may assume that any person purporting to make any statement, execute any document, or send any instruction in connection with the provisions hereof has been duly authorized to do so. The Bank may consult with counsel satisfactory to it, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in accordance with the opinion and advice of such counsel. The Bank may perform any and all of its duties through its agents, representatives, attorneys, custodians and/or nominees and the Bank shall not be liable or responsible for the actions or omissions of any such agent, representative, attorney, custodian or nominee appointed with reasonable due care. The Bank shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, without limitation, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

(c)Reliance on Orders. The Bank is authorized to comply with final orders issued or process entered by any court with respect to the cash in the Account, without determination by the Bank of such court's jurisdiction in the matter. If any portion of the cash in the Account is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Bank is authorized to rely upon and comply with any such order, writ, judgment or decree which it is advised is binding upon it without the need for appeal or other action; and if the Bank complies with any such order, writ, judgment or decree, it shall not be liable to the Pledgor or the Secured Party or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.
6.Compensation, Expense Reimbursement and Indemnification. The Pledgor and the Secured Party agree to pay or reimburse the Bank promptly following written demand for any reasonable and documented out-of-pocket expenses incurred by the Bank in connection with the administration of its duties hereunder, including but not limited to any reasonable and documented attorney's fees and expenses, together with any agreed-upon charges for services of an extraordinary nature hereunder that the Bank may be called upon from time to time to perform hereunder.    The Pledgor shall indemnify, defend and hold harmless the Bank and its officers, agents and employees (the "Indemnified Parties") from and against any and all claims, losses, actions or proceedings that may be asserted against one or more Indemnified Parties by any person arising, directly or indirectly, from this Agreement or with the administration of its duties hereunder including the enforcement of any indemnification rights hereunder ("Claims") and any and all liability, loss, cost or expense (including documented attorneys' fees in a reasonable amount) that may be incurred by any Indemnified Party as a result of any such Claim ("Damages"). The Secured Party shall indemnify, defend and hold harmless the Indemnified Parties against any and all Claims and Damages arising as a result of any instructions, notifications and directions given hereunder by the Secured Party to the Intermediary. Notwithstanding the foregoing, neither the Pledgor nor the Secured Party shall be required to indemnify, defend or hold harmless an Indemnified Party to the extent that Claims or Damages shall have been finally adjudicated by a court of competent jurisdiction to have resulted directly from the Indemnified Party's fraud, willful misconduct or gross negligence. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or removal of the Bank.

7.Statements, Confirmations and Notices of Adverse Claims. The Bank will send copies of all statements and confirmations for the Account simultaneously to the Pledgor and the Secured Party. The Bank will use reasonable efforts promptly to notify the Secured Party and the Pledgor if any other person claims that it has a property interest in the Account.

8.Exclusive Benefit. This Agreement constitutes the entire agreement between the parties and sets forth in its entirety the obligations and duties of the Bank with respect to the cash in the Account. This Agreement is for the exclusive benefit of the parties to this Agreement and their respective permitted successors, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.
9.Resignation and Removal.

(a)The Pledgor and the Secured Party may remove the Bank at any time by giving to the Bank sixty (60) calendar days' prior written notice of removal signed by an Authorized Person of each of the Pledgor and the Secured Party. The Bank may resign at any time by giving to each of the Pledgor and the Secured Party sixty (60) calendar days' prior written notice of resignation.
(b)Within sixty (60) calendar days after giving the foregoing notice of removal to the Bank or within sixty (60) calendar days after receiving the foregoing notice of resignation from the Bank, the Pledgor and the Secured Party shall appoint a successor bank and give notice of such successor bank to the Bank. If a successor bank has not accepted such appointment by the end of such (i) 60-day period, in the case of the Bank's removal, or (ii) 60-day period, in the case of the Bank's resignation, the Bank may either (A) safe keep the cash in the Account until a successor bank is appointed, without any obligation to invest the same or continue to perform under this Agreement, or (B) apply to a court of competent jurisdiction for the appointment of a successor bank or for other appropriate relief.

(c)Upon receipt of notice of the identity of the successor bank, the Bank shall either deliver the cash in the Account then held hereunder to the successor bank, less the Bank's fees, costs and expenses, or hold such cash in the Account (or any portion thereof) pending distribution, until all such fees, costs and expenses are paid to it. Upon delivery of the cash in the Account to the successor bank, the Bank shall have no further duties, responsibilities or obligations hereunder.

10.Governing Law; Jurisdiction; Waivers. This Agreement is governed by and shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof; except to the extent such laws are inconsistent with federal securities laws, including the Investment Company Act of 1940, as amended, in which case such federal securities laws shall govern. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, City, County and State of New York, for any proceedings commenced regarding this Agreement. The parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings and irrevocably waive any objection to venue or inconvenient forum for any proceeding brought in any such court. The parties irrevocably and unconditionally waive any right to trial by jury with respect to any proceeding relating to this Agreement.

11.Representations and Warranties. Each of Pledgor and the Secured Party represents and warrants that it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and subject to general equity principles.
12.Amendments. Any amendment of this Agreement shall be binding only if evidenced by a writing signed by each of the parties to this Agreement. No waiver of any provision hereof shall be effective unless expressed in writing and signed by the party to be charged.
13.Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision of this Agreement is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

14.Mergers and Conversions. Any corporation or entity into which the Bank may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Bank will be a party, or any corporation or entity succeeding to the business of the Bank will be the successor of the Bank hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

15.Notices; Wiring Instructions.

(a)Any notice or instruction permitted or required hereunder shall be in writing in English, and may be sent by (i) secure file transfer or (ii) electronic mail with a scanned attachment thereto of an executed notice or instruction, and shall be effective upon actual receipt by the Bank in accordance with the terms hereof. Any notice or instruction must be executed by an authorized person of the Pledgor or the Secured Party, as applicable (the person(s) so designated from time to time, the "Authorized Persons"). Each of the applicable persons designated on Schedule A and Schedule B attached hereto have been duly appointed to act as Authorized Persons hereunder and individually have full power and authority to execute and deliver any notices or instructions, to amend, modify or waive any provisions of this Agreement, and to take any and all other actions permitted under this Agreement, all without further consent or direction from, or notice to, it or any other party. Any instructions regarding funds transfer should contain a selected test word also evidenced on Schedule A and Schedule B. Any change in designation of Authorized Persons shall be provided by written notice, signed by an Authorized Person, and actually received and acknowledged by the Bank. Any communication from the Bank that the Bank deems to contain confidential, proprietary, and/or sensitive information shall be encrypted in accordance with the Bank's internal procedures. The Pledgor and the Secured Party agree that the above security procedures are commercially reasonable.
If to the Pledgor:

RACR-FS, LLC
c/o OFS Capital Management, LLC 10 South Wacker Drive
Suite 2500
Chicago, IL 60606
Attention: Ken Brown, John Yi
kbrown@ofsmanagement.com jyi@ofsmanagement.com RACR_TRS@cimgroup.com

If to the Secured Party:

Citibank, N.A.
388 Greenwich Street 11th Floor
New York, NY 10013
Attention: Director Derivative Operations Facsimile: 212-615-8594

with a copy to:
Citibank, N.A.
Collateral Management Group 540 Crosspoint Parkway
Buffalo, NY 14068

Telephone: +1 716-730-8376
E-mail: derivatives.margin@citi.com If to the Bank:
U.S. Bank National Association Global Corporate Trust
190 S. LaSalle Street, 8th Floor Chicago, IL 60603
Ref: RACR-FS, LLC
Attention: Brett Briggs Telephone: 312-332-7317
E-mail: brett.briggs@usbank.com

(b)Any funds to be paid by the Bank hereunder shall be sent by wire transfer pursuant to the instructions set forth on Schedule C, or as otherwise may be instructed by the Pledgor and the Secured Party:
16.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Facsimile or PDF signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto except in respect to any non- US entity, whereby originals are required. Signatures of the parties transmitted by facsimile or pdf or e-mail shall be deemed to be their original signatures for all purposes. By executing this Agreement, the Pledgor and the Secured Party hereby acknowledge and agree, and direct the Bank to acknowledge and agree and the Bank does hereby acknowledge and agree, that execution of this Agreement, any instructions and any other notice, form or other document executed by the Pledgor, the Secured Party or the Bank in connection with this Agreement, by facsimile transmission or electronic signature (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other "electronic signature" as defined under E-SIGN or ESRA, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Pledgor or the Secured Party and reasonably available at no undue burden or expense to the Bank) shall be permitted hereunder notwithstanding anything to the contrary herein and such facsimile or electronic signatures shall be legally binding as if such facsimile or electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be an Authorized Person shall be considered signed or executed by such Authorized Person on behalf of the Pledgor of the Secured Party. The Pledgor and the Secured Party also hereby acknowledge that the Bank shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

17.Termination. This Agreement shall terminate upon receipt by the Bank of notice from the Secured Party that its security interest in the Account and all cash therein have terminated. Upon receipt of such notice, the Secured Party shall have no further right to originate instructions with respect to the cash in the Account. The Bank shall, upon payment of all outstanding fees and expenses hereunder, promptly forward any amounts held by the Bank in the Account to the Pledgor, and the Bank shall be relieved and discharged of any further responsibilities with respect to its duties hereunder.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized representative as of the day and year first written above.

U.S. BANK NATIONAL ASSOCIATION,
as Bank

By:     Name:
Title:
Date:

RACR-FS, LLC,
as Pledgor

By:         Name:
Title:
Date:

CITIBANK, N.A.,
as Secured Party

By:         Name:
Title:
Date:

Account Control Agreement - Signature Page

EXHIBIT A
FORM OF NOTICE OF EXCLUSIVE CONTROL

N/A

Exhibit A

SCHEDULE A AUTHORIZED LIST OF SIGNERS
Each of the following person(s) is authorized to execute documents and to direct the Bank as to all matters, including funds transfers, on the Pledgor's behalf.

[PARTY]

Name
Title
Phone
E-mail Address

Specimen Signature

Name
Title
Phone
E-mail Address

Name
Title
Phone
E-mail Address
The Bank may confirm the instructions received by return call to one of the telephone numbers listed below.
Telephone Number (including Country code)    Name

Test Word

Test words must contain at least 8 alphanumeric characters. The Bank is authorized to seek confirmation of such notice or instruction by telephone call back to the applicable person(s) set forth above and the Bank may rely upon the confirmations of anyone purporting to be the person(s) so designated, and further to ensure the accuracy of the notice or instruction it receives, the Bank may record such call backs. If the Bank is unable to verify or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction.

Exhibit A

SCHEDULE B AUTHORIZED LIST OF SIGNERS

Each of the following person(s) is authorized to execute documents and to direct the Bank as to all matters, including funds transfers, on the Secured Party's behalf.

[PARTY]

Name
Title
Phone
E-mail Address

Specimen Signature

Name
Title
Phone
E-mail Address

Name
Title
Phone
E-mail Address
The Bank may confirm the instructions received by return call to one of the telephone numbers listed below.
Telephone Number (including Country code)    Name

Test Word

Test words must contain at least 8 alphanumeric characters. The Bank is authorized to seek confirmation of such notice or instruction by telephone call back to the applicable person(s) set forth above and the Bank may rely upon the confirmations of anyone purporting to be the person(s) so designated, and further to ensure the accuracy of the notice or instruction it receives, the Bank may record such call backs. If the Bank is unable to verify or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction.

Authorized Persons of Citigroup entities may send instructions by electronic mail initiated via the Citigroup network only.

Schedule B

SCHEDULE C WIRE INSTRUCTIONS
If to the Pledgor:
Bank Name:
ABA #: 091000022
Acct. Name: RACR-FS, LLC Acct # 104796987238
FFC: 197495-201
Reference: RACRFS21/ [Payment Reference] If to the Secured Party:
Citibank, N.A., New York
ABA No.: 021-000-089
Account No.: 00167679 Ref: NY Swap Operations

Schedule C